Exhibit (b)(7)

Private and Confidential	Execution Copy

DATED 25 October 2016

GRAND CHIP INVESTMENT GMBH

(as Borrower)

THE BANK AND FINANCIAL INSTITUTION NAMED HEREIN

(as Original Lender)

and

XIN RONG LEASING LIMITED

(as Facility Agent and Security Agent)

FACILITY AGREEMENT

relating to a

Euro 500,000,000 Term Loan Facility

i

25.	Change Of Security Agent And Delegation	81

26.	Application Of Proceeds	82

27.	Sharing Among The Finance Parties	84

Section 10 Administration

28.	Payment Mechanics	86

29.	Set-Off	88

30.	Notices	88

31.	Calculations And Certificates	90

32.	Partial Invalidity	90

33.	Remedies And Waivers	90

34.	Amendments And Waivers	90

35.	Counterparts	91

Section 11 Governing Law And Enforcement		92

36.	Governing Law	92

37.	Enforcement	92

SCHEDULE 1 THE ORIGINAL LENDER		94

SCHEDULE 2 CONDITIONS PRECEDENT		95

SCHEDULE 3 REQUESTS		100

SCHEDULE 4 REPAYMENT SCHEDULE		101

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE		103

SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE		106

ii

THIS AGREEMENT is dated 25 October 2016 and made between:

(1)                           GRAND CHIP INVESTMENT GMBH, a limited liability company incorporated under the laws of Germany registered with the commercial register of the local court in Frankfurt under HRB 104996 and with its registered address at c/o Paul Hastings (Europe) LLP, Siesmayerstr. 21, 60323 Frankfurt am Main, Germany (the “Borrower”);

(2)                           THE BANK AND FINANCIAL INSTITUTION listed in Schedule 1 (The Original Lender) as original lender (the “Original Lender”);

(3)                           XIN RONG LEASING LIMITED as facility agent of the Finance Parties (other than itself) (the “Facility Agent”); and

(4)                           XIN RONG LEASING LIMITED as security agent of the Finance Parties (other than itself) (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                DEFINITIONS AND INTERPRETATION

1.1                         Definitions

In this Agreement:

“Abstract Acknowledgment of Debt (Parallel Debt Germany)” means the abstract acknowledgement of debt entered or to be entered between the Borrower, the Security Agent and/or any other Finance Party in respect of the acknowledgement of the obligations and liabilities of the Borrower under this Agreement and the other Finance Documents, in form and substance satisfactory to the Facility Agent.

“Acceptance Period” means the period of ten (10) weeks for acceptance of the Takeover Offer commencing on 29 July 2016 and expiring on 7 October 2016 24:00 hrs. Frankfurt am Main time, 6:00 pm New York time but which has been extended to 21 October 2016 24:00 hrs. Frankfurt am Main time, 6:00 pm New York time pursuant to an amendment of the Offer Document on 6 October 2016 (or such longer period as further extended by applicable law and regulation).

“Additional Acceptance Period” means the additional period of two (2) weeks for acceptance of the Takeover Offer commencing on the day after publication of the results of the Takeover Offer by the Borrower pursuant to section 23 para. 1 section 1 no. 2 of the German Takeover Act (or such longer period as extended by applicable law and regulation).

“Administrative Party” means each of the Facility Agent and the Security Agent.

“ADS Tender Agent” means The Bank of New York Mellon, Voluntary Corporate Actions Suite V, P.O. Box 43031, Providence, Rhode Island 02940 3031, United States of America, in its capacity as tender agent with respect to the Target ADSs in connection with the Takeover

Offer.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means an agreement substantially in a recommended form of the APLMA or any other form agreed between the relevant assignor, assignee and the Facility Agent.

“Authorisation” means:

(a)                                       an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)                                       in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from and including the date of this Agreement and ending on the earliest of any of the following events of circumstances:

(a)                                       (if one or more of the offer conditions set out in clause 4.2 of the Offer Document is not satisfied or, to the extent any such offer condition is legally permitted to be waived by the Borrower under the Offer Document, such offer condition has not been waived by the Borrower, in each case before the expiry of the relevant period respectively prescribed in clause 4.2 of the Offer Document) the date of expiry of the relevant period prescribed in clause 4.2 of the Offer Document for the satisfaction of an offer condition set out in clause 4.2 of the Offer Document;

(b)                                       in respect of any regulatory approval, registration or filing required to be obtained or completed under clause 4.2.2 of the Offer Document (other than any such offer condition legally permitted to be waived by the Borrower under the Offer Document), the date on which the relevant regulatory authority or body rejects, refuses or prohibits such approval, registration or filing, as the case may be;

(c)                                        the date following the later of:

(i)                                                    the expiry of the Acceptance Period, or

(ii)                                                 the expiry of the Additional Acceptance Period (if any),

on which the Offer Consideration has been paid in full;

(d)                                       17 March 2017; and

(e)                                        the date on which the Facility is cancelled or terminated under the provisions of this Agreement.

“Available Commitment” means at any time a Lender’s Commitment minus:

(a)                                       the aggregate amount of its participations in any outstanding Loans; and

(b)                                       in relation to any proposed Utilisation, the aggregate amount of its participations in any Loans that are due to be made on or before the proposed Utilisation Date.

“Available Facility” means at any time the aggregate of the Lenders’ Available Commitments.

“Bank Accounts (Borrower)” means:

(a)                                       the euro bank account with IBAN number  DE45 8707 0000 0746 7962 00 opened and maintained by and in the name of the Borrower with Deutsche Bank AG, Germany for the purposes of, inter alia, holding the proceeds of each Loan (the “Bank Account (Borrower — Blocked)”; and

(b)                                       the euro bank account opened or to be opened and maintained by and in the name of the Borrower with Deutsche Bank AG, Germany for general operation purposes (the “Bank Account (Borrower — General)”.

“Bank Account (Luxco)” means the bank accounts numbered IBAN (Euro): LU933910201001743501 and IBAN (USD) : LU453910201001743201 opened and maintained by and in the name of Luxco with China Merchants Bank Co., Ltd., Luxembourg Branch, registered with the Luxembourg register of commerce and companies under number B 193833 and having its address at 20 Boulevard Royal, L-2449 Luxembourg.

“Borrower Own Funds” means an amount in Euros equivalent to RMB1,700,000,000 calculated at the exchange rate applied at the time when the Parent remits such amount from the PRC to Luxco into the Bank Account (Luxco).

“Break Costs” means the amount (if any) by which:

(a)                                       the interest which a Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                       the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Frankfurt am Main (Germany), Shanghai (PRC), New York City (U.S.A.) and (in relation to any date for payment or purchase of euros) any TARGET Day.

“Central Settlement Agent” means Deutsche Bank AG, GSS/Issuer Services, Post-IPO Services, Taunusanlage 12, 60325 Frankfurt am Main, Germany, in its capacity as central settlement agent in connection with the Takeover Offer.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of Transaction Security.

“Clearstream” means Clearstream Banking AG, Frankfurt am Main, Germany.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(a)                                       in relation to the Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lender) and the amount of any other Commitment transferred to it under this Agreement; and

(b)                                       in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Completion Date” means:

(a)                                                 in respect of the Target Securities to be acquired by the Borrower pursuant to the Takeover Offer after the expiry of the Acceptance Period, the date on which such Target Securities are transferred to the Borrower; and

(b)                                                 in respect of the Target Securities to be acquired by the Borrower pursuant to the Takeover Offer after the expiry of the Additional Acceptance Period, the date on which such Target Securities are transferred to the Borrower.

“Compliance Certificate” means a certificate delivered pursuant to Clause 18.2 (Compliance Certificate) and signed by one director of the Borrower substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Default” means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:

(a)                                       a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)                                       the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                           from performing its payment obligations under the Finance Documents; or

(ii)                                        from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law, regulation or practice in any jurisdiction in which any member of the Group conducts business which relates to:

(a)                                       the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants; or

(b)                                       the creation, storage, handling and disposal of industrial waste and hazardous substance.

“Environmental Permits” means any Authorisation and the filing of any notification, report or assessment required at any time under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

“EURIBOR” means, in relation to any Loan or Unpaid Sum:

(a)                                       the applicable Screen Rate;

(b)                                       (if no Screen Rate is available for euros for the Interest Period of that Loan or Unpaid Sum) the Interpolated Screen Rate for that Loan or Unpaid Sum; or

(c)                                        if

(i)                           no Screen Rate is available for the Interest Period of that Loan or Unpaid Sum; and

(ii)                        it is not possible to calculate an Interpolated Screen Rate for that Loan or Unpaid Sum,

the Reference Bank Rate,

as at or about 11:00 a.m. (Brussels time) on the Quotation Day for euros and for a period comparable to the Interest Period of that Loan or Unpaid Sum and, if any such rate is below zero, EURIBOR will be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 20 (Events of Default).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)                                       sections 1471 to 1474 of the Code or any associated regulations;

(b)                                       any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which  (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                        any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                       in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                       in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)                                        in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Final Repayment Date” means the date falling five (5) years from the first Utilisation Date.

“Finance Document” means this Agreement, any Security Document, any Utilisation Request and any other document designated as such by the Facility Agent and the Borrower.

“Finance Party” means an Administrative Party or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                       moneys borrowed and debit balances at banks;

(b)                                       any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                        any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                       the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                                        receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                         any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                        any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                       any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)                                           the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“GAAP” means:

(a)                                       in relation to the Parent, generally accepted accounting principles, standards and practices in the PRC;

(b)                                       in relation to Luxco, generally accepted accounting principles, standards and practices in Luxembourg; and

(c)                                        in relation to the Borrower, generally accepted accounting principles, standards and practices in Germany.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Parent and its Subsidiaries from time to time but excluding Target and any of the Subsidiaries of Target.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Inter-company Agreement” means any control and/or (partial) profit and loss assumption agreements (Beherrschungs- und/oder (Teil-)Gewinnabführungsverträge) approved by the Facility Agent in its sole discretion.

“Inter-company Loan” means any loan owed from time to time (either directly or indirectly) from a member of the Group to any other member of the Group.

“Interest Payment Date” means, in relation to each Interest Period, the date on which interest is due pursuant to Clause 8.2 (Payment of interest).

“Interest Retention Amount” shall have the meaning given to it in Clause 19.22 (Interest Retention).

“Interpolated Screen Rate” mean, in relation to EURIBOR for any Loan or Unpaid Sum, the rate per annum (rounded upwards to four decimal places) which results from interpolating on a linear basis between:

(a)                                       the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan or Unpaid Sum; and

(b)                                       the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan or Unpaid Sum,

at or about 11:00 a.m. (Brussels time) on the Quotation Day for the offering of deposits in euros.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Lender” means:

(a)                                       any Original Lender; and

(b)                                       any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 21 (Changes to the Parties),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Limited Partner” means the limited partner or partners  of the Parent from time to time, being, as at the date of this Agreement, Xiamen Bohao Investment Co., Limited (厦门博灏投资有限公司) (a limited company under the laws of PRC which is registered by the Market Supervision Administration of Xiamen Municipality under the number 913502000943871881, and with its registered address at Torch Square South Tower 203-65, Torch Garden Road 56-58, Torch Hi-tech Zone, Xiamen, PRC), and shall (for the avoidance of doubt) include any other person or persons who hereafter becomes a limited partner of the Parent from time to time.

“Loan” means, as the context requires, a loan made or to be made under the Facility or the principal amount outstanding at any time of that loan.

“Luxco” means Grand Chip Investment S. à r.l., a private limited liability company (société à responsabilité limitée) registered with the Registre de Commerce et des Sociétés, Luxembourg under the entry number B206178, with a share capital of EUR100,000 and with its registered office at 14, rue Edward Steichen, L-2540, Luxembourg, Grand Duchy of Luxembourg.

“Luxco Guarantee” means the corporate guarantee granted or to be granted by Luxco in favour of the Security Agent,  in form and substance satisfactory to the Facility Agent

“Majority Lenders” means:

(a)                                       if there is no Loan outstanding, a Lender or Lenders whose Commitments aggregate more than 66⅔% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔% of the Total Commitments immediately prior to the reduction); or

(b)                                       at any other time, a Lender or Lenders whose participation in the Loans then outstanding aggregate more than 66⅔% of the Loans then outstanding.

“Margin” means five per cent. (5%) per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)                                       the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole;

(b)                                       the ability of any of the Obligors to perform its obligations under the Finance Documents;

(c)                                        the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to, any of the Finance Documents; or

(d)                                       the rights or remedies of any Finance Party under any of the Finance Documents.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                       subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                       if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                        if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will apply only to the last Month of any period.

“New Lender” has the meaning given to that term in Clause 21 (Changes to the Parties).

“Obligors” means the Borrower and any Security Provider and “Obligor” means each one of them.

“Offer Consideration” means the purchase price paid or to be paid by the Borrower for the acquisition of Target Securities pursuant to the terms of the Offer Document which as at the date hereof is calculated at six euros (€6) per share, subject to any changes in accordance with the terms of the Offer Document.

“Offer Document” means the Offer Document (Angebotsunterlage) dated 29 July 2016  issued by  the Borrower and approved by the German Federal Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) as amended by the Amendment of the Takeover Offer, published on 6 October 2016, as the same may be further amended and supplemented from time to time.

“Parent” means Fujian Grand Chip Investment Fund LP (福建宏芯投资基金合伙企业 (有限合伙)), a limited partnership under the laws of PRC which is registered by the Market Supervision Administration of Jinjiang Municipality under the number 91350582MA3467MLXM, and with its registered address at Enterprise Operation Center, Jiangpu Community, Chendai Town, Jinjiang, Quanzhou City, Fujian Province, PRC.

“Parent Guarantee” means the corporate guarantee granted or to be granted by the Parent in favour of the Security Agent, in form and substance satisfactory to the Facility Agent.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Action” means:

(a)                                      any acquisition of shares in the Target;

(b)                                      any squeeze-out of minority shareholders of the Target in accordance with applicable law; and

(c)                                       any voluntary delisting of the Target from any stock exchange which may at any time be performed by the Borrower.

“Permitted Payment” means payment of any of the following items:

(a)                                      any Offer Consideration; and

(b)                                      any fee, expense, indemnity or other payment due to any of the Finance Parties under this Agreement.

“Personal Guarantor” means Mr. Zhendong Liu (刘振东), a PRC national and holder of PRC identity card number 350524196711110018 whose business address is Room 1201, 12/F, Xiamen International Finance Center, 82 Zhanhong Road, Siming District, Xiamen, PRC.

“Personal Guarantee” means the personal guarantee granted or to be granted by the Personal Guarantor in favour of the Security Agent,  in form and substance satisfactory to the Facility Agent.

“Pledge Over Account (Borrower)” means the German account pledge agreement entered or to be entered between the Borrower and the Security Agent and/or any other Finance Party in respect of the Bank Accounts (Borrower) in form and substance satisfactory to the Facility Agent.

“Pledge Over Account (Luxco)” means the Luxembourg account pledge agreement entered or to be entered between Luxco and the Security Agent in respect of the Bank Account (Luxco) in form and substance satisfactory to the Facility Agent.

“PRC” means the People’s Republic of China, but (solely for the purpose of the Finance Documents) excluding Hong Kong, Macau and Taiwan.

“Quotation Day” means:

(a)                                       in relation to any period for which an interest rate is to be determined, two (2) TARGET Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one (1) day, the Quotation Day will be the last of those days); and

(b)                                       in relation to any Interest Period the duration of which is selected by the Facility Agent pursuant to Clause 8.3 (Default interest), such date as may be determined by the Facility Agent (acting reasonably).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)                                       (other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(b)                                       if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means, subject to Clause 23.14 (Reference Banks), the principal office in Paris of BNP Paribas and the principal office in Frankfurt of Commerzbank AG, or such other banks as may be appointed by the Facility Agent in consultation with the Borrower.

“Relevant Interbank Market” means the European interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)                                       its jurisdiction of incorporation;

(b)                                       any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)                                        any jurisdiction where it conducts its business; and

(d)                                       the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repayment Date” means each of the dates specified under the column “Repayment Date” in Schedule 4 (Repayment Schedule).

“Repayment Instalment” means each instalment for repayment of the Loans on the relevant Repayment Date as specified under the column “Repayment Instalment” in Schedule 4 (Repayment Schedule) and as referred to in clause 6 (Repayment).

“Repeating Representations” means each of the representations set out in Clauses 17.1 (Status) to 17.26 (Offer Documents) (excluding Clause 17.1(c) (Status), Clause 17.9 (Deduction of Tax), Clause 17.10 (No filing or stamp taxes) and Clause 17.15 (No proceedings pending or threatened)).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Restricted Party” means a person that is:

(a)                                       owned or controlled by persons that are the target of, or acting on behalf of a person who is a target of, any Sanctions;

(b)                                       located in, organised or resident in, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in, organised or resident in a country or territory that is or whose government is the target of country-wide or territory-wide Sanctions including, without limitation, currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria; or

(c)                                        otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“Retiring Security Agent” has the meaning given to that term in Clause 25 (Change of Security Agent and Delegation)

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:

(a)                                       US;

(b)                                       the United Nations;

(c)                                        the European Union;

(d)                                       the United Kingdom;

(e)                                        Germany;

(f)                                         Hong Kong; or

(g)                                        the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the US Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State, the United Nations Security Council, the German authorities, the Hong Kong Monetary Authority and Her Majesty’s Treasury

(together, the “Sanctions Authorities”).

“Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson

Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Secured Party under each Finance Document.

“Secured Party” means a Finance Party, a Receiver or any Delegate.

“Securities Account (German)” means the securities account opened and maintained or to be opened and maintained in the name of the Borrower with Deutsche Bank AG into which Target Securities owned by the Borrower are (or are to be) deposited, or any successor account or accounts (whether maintained by Deutsche Bank AG or another financial institution).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Document” means:

(a)                                       the Pledge Over Account (Borrower);

(b)                                       the Pledge Over Account (Luxco);

(c)                                        the Luxco Guarantee;

(d)                                       the Parent Guarantee;

(e)                                        the Personal Guarantee;

(f)                                         the Share Pledge (Borrower);

(g)                                        the Share Pledge (Luxco);

(h)                                       the Subordination Deed;

(i)                                           the Target Share Pledge (German);

(j)                                          the Abstract Acknowledgement of Debt (Parallel Debt Germany);

(k)                                       any other document evidencing or creating or expressed to evidence or create  a guarantee or a Security over any asset to guarantee or secure any obligation of any Obligor to a Secured Party under the Finance Documents; and

(l)                                           any other document designated as such by the Security Agent and the Borrower.

“Security Property” means

(a)                                       the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and/or in favour of any other Finance Parties and all proceeds of that Transaction Security;

(b)                                       all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Secured Liabilities to the Security Agent as trustee for the Secured Parties and/or to any other Finance Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security Agent as trustee for the Secured Parties and/or in favour of any other Finance Parties; and

(c)                                        any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties and/or which any other Finance Parties hold.

“Security Provider” means each person who is a party to a Security Document other than a Finance Party and the Borrower.

“Settlement Date” means the date on which Offer Consideration is or is to be paid to Target Securities Holders who have accepted the Takeover Offer during the Acceptance Period and the Additional Acceptance Period, as the case may be, in accordance with the terms of the Offer Document.

“Share Pledge (Borrower)” means the share pledge agreement entered or to be entered between Luxco, the Borrower, the Security Agent and/or any other Finance Party in respect of the share capital of the Borrower in form and substance satisfactory to the Facility Agent.

“Share Pledge (Luxco)” means the share pledge agreement entered or to be entered between the Parent, Luxco and the Security Agent in respect of the share capital of Luxco in form and substance satisfactory to the Facility Agent.

“Spot Rate of Exchange” means the spot rate of exchange quoted by an international bank selected by the Facility Agent on any relevant day for the purchase of one currency with another currency at or about 11:00 a.m. on such day.

“Subordination Deed” means the subordination and assignment deed entered or to be entered between the Parent, Luxco, the Personal Guarantor, the Borrower and the Security Agent in respect of all shareholder and intercompany loans advanced to the Borrower from time to time, in form and substance satisfactory to the Facility Agent.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)                                       which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                       more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)                                        which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Takeover Offer” means the voluntary public takeover offer made by the Borrower to the shareholders of Target to acquire all no-par value registered shares (including all no-par value registered shares represented by American Depositary Shares) of Target at the price of EUR 6.00 per share in cash, as published in Germany on 29 July 2016, as amended by the Amendment of the Takeover Offer, published on 6 October 2016, as the same may be further amended and supplemented from time to time.

“Target” means Aixtron SE, a company incorporated under the laws of Germany registered with the commercial register (Handelsregister) of local court (Amtsgericht) of Aachen under HRB 16590 and with its registered office at Dornkaulstrasse 2, 52134 Herzogenrath, Germany.

“Target ADSs” means any Target Shares represented by American Depositary Shares, which may be evidenced by American Depositary Receipts.

“Target Securities” means the Target Shares and the Target ADSs.

“Target Securities Holders” means the holders of any Target Securities.

“Target Share Pledge (German)” means the share pledge agreement entered or to be entered between the Borrower and the Security Agent and/or any other Finance Party in respect of, inter alia, the Target Shares and the Securities Account (German), in form and substance satisfactory to the Facility Agent.

“Target Shares” means any and all no-par value registered shares in Target.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 12.1 (Tax definitions).

“Total Commitments” means at any time the aggregate of the Commitments (being EUR500,000,000 at the date of this Agreement).

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)                                       the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                       the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)                                       the Borrower if it is resident for tax purposes in the US; or

(b)                                      an Obligor some or all of whose payments under the Finance Documents are from sources within the US for the purposes of US federal income tax.

“Utilisation” means a utilization of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

1.2                         Construction

(a)                                       Unless a contrary indication appears, any reference in this Agreement to:

(i)                                           any “Administrative Party”, the “Facility Agent”, the “Security Agent”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)                                        “assets” includes present and future properties, revenues and rights of every description;

(iii)                                     a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)                                    “including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(v)                                       “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)                                    a Lender’s “participation” in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(vii)                                 a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(viii)          a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)            a provision of law is a reference to that provision as amended or re-enacted; and

(x)             a time of day is a reference to Hong Kong time.

(b)                                       Section, Clause and Schedule headings are for ease of reference only.

(c)                                        Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                       A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(e)                                        Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Spot Rate of Exchange for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3                         Currency Symbols and Definitions

(a)                                       “€”, “EUR” and “euro” denote the single currency of the Participating Member States.

(b)                                       “RMB” and “Renminbi” denote the lawful currency of PRC.

(c)                                        “US Dollars” and “US$” denote the lawful currency of US.

1.4                         Luxembourg Terms

In this Agreement, a reference to:

(a)                                       a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:

(i)                                           juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii)                                        liquidateur appointed under Articles 141 to 151 (inclusive) of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iii)                                     juge-commissaire or liquidateur appointed under Article 203 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iv)                                     commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 (inclusive) of the Luxembourg Commercial Code; and

(v)                                       juge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended;

(b)                                       a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée); and

(c)                                        a person being unable to pay its debts includes that person being in a state of suspension of payments (cessation de paiements).

1.5                         Language

This Agreement is made in the English language.  For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement.  However, where a German, French or Chinese translation of a word or phrase appears in the text of this Agreement, the German, French or Chinese translation of such word or phrase (as the case may be) shall prevail.

1.6                         Third party rights

(a)                                       Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) (the “Third Parties Ordinance”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                       Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)                                        Any person described in Clause 23.8(b) (Exclusion of Liability) may, subject to this Clause 1.6 and the Third Parties Ordinance, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2.                                THE FACILITY

2.1                         The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a euro term loan facility in an aggregate amount up to the Total Commitments.

2.2                         Finance Parties’ rights and obligations

(a)                                       The obligations of each Finance Party under the Finance Documents are several.

Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                       The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance party by that Obligor.

(c)                                        A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.                                PURPOSE

3.1                         Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards financing the payment by the Borrower of part of the Offer Consideration.

3.2                         Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                CONDITIONS OF UTILISATION

4.1                         Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless:

(a)                                       the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent; and

(b)                                       the Facility Agent has notified the Borrower and the Lenders that it has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.  The Facility Agent shall notify the Borrower and the Lenders promptly upon receiving such documents and other evidence.

4.2                         Further conditions precedent

The Lenders will be obliged to comply with Clause 5.4 (Lenders’ participations) in relation to a Loan only if:

(a)                                       each of the conditions and requirements set out in Part II of Schedule 2 (Conditions Precedent to Utilisation) are satisfied prior to the making of such Loan;

(b)                                       in respect of the first Utilisation, the proceeds of such Loan are to be used to pay the Offer Consideration in respect of the Target Securities for which the Takeover Offer has been accepted during the Acceptance Period following the later of either (i) the expiration of the Acceptance Period or (ii) the satisfaction or waiver of the offer conditions prescribed in clause 4.2 of the Offer Document, pursuant to the terms and conditions of the Offer Document;

(c)                                        in respect of the second Utilisation, the proceeds of such Loan are to be used to pay the Offer Consideration in respect of the Target Securities for which the Takeover Offer has been accepted during the Additional Acceptance Period, following the later of either (i) the expiration of the Additional Acceptance Period or (ii) the satisfaction or waiver of the offer conditions prescribed in clause 4.2 of the Offer Document,  pursuant to the terms and conditions of the Offer Document; and

(d)                                       on the date of the Utilisation Request in respect of such Loan and on the proposed Utilisation Date in respect of such Loan:

(i)                                           no Default is continuing or would result from the proposed Loan; and

(ii)                                        all the representations and warranties in Clause 17 and in each other Finance Document are true in all material respects.

4.3                         Maximum number of Loans

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than two (2) Loans would be outstanding.

SECTION 3

UTILISATION

5.                                UTILISATION

5.1                         Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than 11:00 a.m. three (3) Business Days before the proposed Utilisation Date (or such shorter period as the Facility Agent may agree).

5.2                         Completion of a Utilisation Request

(a)                                       Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                           the proposed Utilisation Date is a Business Day within the Availability Period and is a date at least eight (8) Business Days before the relevant Settlement Date;

(ii)                                        it specifies that the proceeds of such Loan are to be paid into the Bank Account (Borrower - Blocked);

(iii)                                     the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)                                    the proposed first Interest Period complies with Clause 9 (Interest Periods).

(b)                                       Only one (1) Loan may be requested in each Utilisation Request except that, if the proposed Utilisation Date is after the expiry of the Additional Acceptance Period, both the first Utilisation and the second Utilisation may be requested in the same Utilisation Request to be drawn on the same proposed Utilisation Date.

5.3                         Currency and amount

(a)                                       The currency specified in a Utilisation Request must be euros.

(b)                                       The amount of the first Utilisation shall not exceed the amount of Offer Consideration in respect of the Target Securities for which the Takeover Offer has been accepted during the Acceptance Period pursuant to the terms and conditions of the Offer Document less the amount of the Borrower Own Funds.

(c)                                        The amount of the second Utilisation shall not exceed the amount of Offer Consideration in respect of the Target Securities for which the Takeover Offer has been accepted during the Additional Acceptance Period pursuant to the terms and conditions of the Offer Document

(d)                                       The amount of the proposed Loan must be an amount which is not more than the Available Facility.

5.4                         Lenders’ participations

(a)                                       If the conditions set out in Clause 4 (Conditions of Utilisation) and 5.1 (Delivery of a Utilisation Request) to 5.3 (Currency and amount) above have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                                       The amount of each Lender’s participation in each Loan will be equal to the amount of that Loan as multiplied by the proportion borne by its applicable Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                                        The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by one (1) Business Day before the proposed Utilisation Date.

5.5                         Cancellation of Available Facility

The Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. on the last day of the Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.                                REPAYMENT

(a)                                       The Borrower shall repay the aggregate Loans outstanding as at the close of business in Hong Kong on the last day of the Availability Period in instalments by repaying on each Repayment Date the amount of the relevant Repayment Instalment set forth in Schedule 4 (Repayment Schedule).

(b)                                       Without prejudice to paragraph (a) above, the entire outstanding amount of the Loans and all other sums then outstanding in respect of the Facility shall be repaid in full on Final Repayment Date.

7.                                PREPAYMENT AND CANCELLATION

7.1                         Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it is or will become unlawful for any Affiliate of a Lender for that Lender to do so:

(a)                                       that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                       upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)                                        the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2                         Voluntary cancellation

The Borrower may, at any time during the Availability Period, if it gives the Facility Agent not less than fourteen (14) Business Days (or such shorter period as the Majority Lenders may agree) prior written notice, reduce the Available Facility to zero or by such amount (being a minimum amount of €50,000,000 and an integral multiple of €50,000,000) as the Borrower may specify in such notice.

7.3                         Voluntary prepayment of Loans

(a)                                       The Borrower may, if it gives the Facility Agent not less than fourteen (14) Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, prepay on the last day of the Interest Period applicable thereto the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of €50,000,000 and an integral multiple of €50,000,000).

(b)                                        A Loan may be prepaid only after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

7.4                         Right of prepayment and cancellation in relation to a single Lender

(a)                                       If:

(i)                                           any sum payable to any Lender by an Obligor is required to be increased under paragraph (a) of Clause 12.2 (Tax gross-up); or

(ii)                                        any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loans.

(b)                                       On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                        On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay that Lender’s participation in the relevant Loan.

7.5                         Restrictions

(a)                                       Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                       Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                        Any prepayment under this Agreement shall satisfy the obligations under Clause 6 (Repayment) in inverse chronological order and be applied rateably among the participations of all Lenders.

(d)                                       The Borrower may not re-borrow any part of the Facility which is prepaid.

(e)                                        The Borrower shall not repay or prepay all or any part of any Loan or reduce any Commitment except at the times and in the manner expressly provided for in this Agreement.

(f)                                         If any Commitment is reduced in accordance with this Agreement, the amount of such reduction may not be subsequently reinstated.

(g)                                        If the Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

SECTION 5

COSTS OF UTILISATION

8.                                INTEREST

8.1                         Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                       Margin; and

(b)                                       EURIBOR.

8.2                         Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period applicable to that Loan.

8.3                         Default interest

(a)                                       If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, two (2) per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)                                       If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                           the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                        the rate of interest applying to the Unpaid Sum during that first Interest Period shall be two (2) per cent. higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)                                        Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4                         Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.                                INTEREST PERIODS

9.1                         Selection of Interest Periods

(a)                                       Subject to this Clause 9, each Interest Period for each Loan will be three (3) Months or any other period agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders).

(b)                                       An Interest Period for a Loan shall not extend beyond the Final Repayment Date.

(c)                                        Each Interest Period for a Loan shall start on the Utilisation Date or (if a Loan has already been made) on the last day of the preceding Interest Period of such Loan.

9.2                         Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3                         Consolidation of Loans

If the Interest Periods of two or more Loans end on the same date, those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10.                         CHANGES TO THE CALCULATION OF INTEREST

10.1                  Absence of quotations

Subject to Clause 10.2 (Market disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by noon on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2                  Market disruption

(a)                                       Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 10.3 (Alternative basis of interest or funding), if a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s participation in that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                           the Margin; and

(ii)                                        the percentage rate per annum notified to the Facility Agent by that Lender, as soon as practicable and in any event not later than five (5) Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Facility Agent), as the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select, and if any such percentage rate is below zero then such percentage rate shall be deemed to be zero.

(b)                                       In relation to a Market Disruption Event under paragraph (c)(ii) below, if the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above shall be less than EURIBOR or if a Lender shall fail to notify the Facility Agent of any such percentage rate per annum, the cost to that Lender of funding its participation in the relevant Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (a) above, to be EURIBOR.

(c)                                        In this Agreement “Market Disruption Event” means:

(i)                                           at or about noon (Brussels time) on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine EURIBOR for euros for the relevant Interest Period; or

(ii)                                        at 5 p.m. (Hong Kong time) on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the relevant Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR.

(d)                                       If a Market Disruption Event shall occur, the Facility Agent shall promptly notify the Lenders and the Borrower thereof.

10.3                  Alternative basis of interest or funding

(a)                                       If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                       Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)                                        For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty (30) day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

10.4                  Break Costs

(a)                                       The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                       Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.                         FEES

11.1                  Agency fee

The Borrower shall pay to the Facility Agent and the Security Agent (for their own accounts) an agency fee in the amount and at the times to be agreed between the Borrower and the

Lender from time to time.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.                         TAX GROSS-UP AND INDEMNITIES

12.1                  Tax definitions

(a)                                       In this Clause 12:

“Qualifying Lender” means a Lender which on the date a payment is made under a Finance Document is beneficially entitled to interest payable to that Lender and on that date  is:

(i)                                           lending through a Facility Office in Germany or

(ii)                                        a Treaty Lender.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax Indemnity).

“Treaty Lender” means a Lender which:

(i)                                           is treated as a resident of a Treaty State for the purpose of the Treaty;

(ii)                                        does not carry on a business in Germany through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Germany which makes provision for full exemption from tax imposed by Germany on interest.

(b)                                       Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2                  Tax gross-up

(a)                                       All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)                                       The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction)

notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)                                        A payment shall not be increased under paragraph (a) above by reason of a Tax Deduction on account of Tax imposed by Germany if on the date on which the payment falls due:

(i)                                           the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

(ii)                                        the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (f) below; or

(iii)                                     the relevant Obligor is required by the relevant Tax office to make a Tax Deduction on account of German Tax pursuant to section 50a paragraph 7 of the German Income Tax Act (Einkommensteuergesetz).

(d)                                       If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)                                        Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)                                         A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorization to make that payment without a Tax Deduction.  Any non-cooperation by the respective Obligor under this clause shall invalidate the application of Clause 12.2(c)(ii).

12.3                  Tax indemnity

(a)                                       Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within five (5) Business Days of demand of the Facility Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)                                           any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or if different the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for income tax purposes;

(ii)                                        any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

(iii)                                     to the extent a loss, liability or cost:

(A)                                     is compensated for by an increased payment under Clause 12..2 (Tax gross-up) and/or payment under Clause 12.6 (Stamp taxes);

(B)                                     would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (c) of Clause 12.2 (Tax gross-up) applied.

(b)                                       A Finance Party intending to make a claim under paragraph (a) shall notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall notify the Borrower thereof.

(c)                                        A Finance Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Facility Agent.

12.4                  Tax credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                       a Tax Credit is directly attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)                                       that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor, provided that the relevant Finance Party shall be the sole judge of the amount of any such Tax Credit and of the date on which the same is received and that the relevant Finance Party shall not be obliged to disclose to that Obligor any information regarding such Finance Party’s affairs or tax computations.

12.5                  Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate in the Transfer Certificate which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)                                       not a Qualifying Lender;

(b)                                       a Qualifying Lender (other than a Treaty Lender); or

(c)                                        a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Clause 12.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6                  Stamp taxes

The Borrower shall:

(a)                                       pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, and

(b)                                       within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.7                  VAT

(a)                                       All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)                                       If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)                                           (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)                                         (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)                                        Where a Finance Document requires any Party to reimburseor indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)                                       Any reference in this Clause 12.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in article 11 of Council Directive 2006/112/EC as amended (or as implemented by any relevant member state of the European Union) so that reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)                                        In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.8                  FATCA Information

(a)                                       Subject to Clause 12.8(c) below, each Party shall, prior to each Utilisation Date and within ten (10) Business Days of a reasonable request by another Party:

(i)                                           confirm to that other Party whether it is:

(A)                                     a FATCA Exempt Party; or

(B)                                     not a FATCA Exempt Party;

(ii)                                        supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                                     supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                                       If a Party confirms to another Party pursuant to Clause 12.8(a)(i) above that it is a

FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                        Clause 12.8(a) above shall not oblige any Finance Party to do anything, and Clause 12.8(a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                           any law or regulation;

(ii)                                        any fiduciary duty; or

(ii)                                        any duty of confidentiality.

(d)                                       If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.8(a)(i) or (a)(ii) above (including, for the avoidance of doubt, where Clause 12.8(c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.9                  FATCA Deduction

(a)                                       Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                       Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13.                         INCREASED COSTS

13.1                  Increased costs

(a)                                       Subject to Clause 13.3 (Exceptions) the Borrower shall, within ten (10) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)                                       In this Agreement “Increased Costs” means:

(i)                                           a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(ii)                                        an additional or increased cost; or

(iii)                                     a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

13.2                  Increased cost claims

(a)                                       A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)                                       Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3                  Exceptions

(a)                                       Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                           attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                        attributable to a FATCA Deduction required to be made by a Party;

(iii)                                     compensated for by Clause 12.3 (Tax Indemnity) (or would have been compensated for under Clause 12.3 (Tax Indemnity)) but was not so compensated solely because the exclusion in paragraph (a) of Clause 12.3 (Tax Indemnity) applied);

(iv)                                    attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)                                       attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendments arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)                                       In this Clause 13.3,

(i)                                           “Basel III” means:

(A)                                     the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)                                     the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)                                     any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”; and

(ii)                                        a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Tax definitions).

14.                         MITIGATION BY THE LENDERS

14.1                  Mitigation

(a)                                       Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and Indemnities) or Clause 13 (Increased costs), including:

(i)                                           providing such information as the Borrower may reasonably request in order to permit the Borrower to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)                                        in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                       Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2                  Limitation of liability

(a)                                       The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)                                       A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.3                  Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)                                       interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                        oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                        oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.                         OTHER INDEMNITIES

15.1                  Currency indemnity

(a)                                        If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                            making or filing a claim or proof against that Obligor; or

(ii)                                         obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                        Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2                  Other indemnities

The Borrower shall, within three (3) Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)                                        the occurrence of any Event of Default;

(b)                                        any information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any material respect;

(c)                                         any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)                                        a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(e)                                         funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)                                          a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3                  Indemnity to the Facility Agent

The Borrower shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)                                        investigating any event which it reasonably believes is a Default; or

(b)                                        acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.4                  Obligors’ indemnity to the Security Agent

Each Obligor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(a)                                        as a result of:

(i)                                            any failure by the Borrower to comply with obligations under Clause 16 (Costs and expenses);

(ii)                                         the taking, holding, protection or enforcement of the Transaction Security;

(iii)                                      the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; or

(iv)                                     any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(b)                                        which otherwise relates to any of the Charged Property or the performance of the terms of the Finance Documents (otherwise than as a result of its gross negligence or wilful misconduct).

15.5                  Priority of indemnity

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 15.4 (Obligors’ indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of enforcement of the Transaction Security for all moneys payable to it.

16.                         COSTS AND EXPENSES

16.1                  Transaction expenses

The Obligors shall jointly and severally, within three (3) Business Days of demand, pay the Administrative Parties the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)                                        this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)                                        any other Finance Documents executed after the date of this Agreement.

16.2                  Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrower shall, within three (3) Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent or the Security Agent (and, in the case of the Security Agent, any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                  Enforcement and preservation costs

The Borrower shall, within three (3) Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.                         REPRESENTATIONS

Except as disclosed in writing to, and accepted by, the Finance Parties prior to the date of this Agreement, the Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1                  Status

(a)                                        Each Obligor (other than the Personal Guarantor) is a corporation or company, duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b)                                        Each member of the Group has the power to own its assets and carry on its business as it is being conducted.

(c)                                         No corporate action, legal proceedings or other procedure or step described in paragraphs (a) to (d) in Clause 20.6 (Insolvency proceedings) is taken in any jurisdiction.

(d)                                        No Obligor is a FATCA FFI or a US Tax Obligor.

17.2                  Binding obligations

(a)                                        The obligations expressed to be assumed by each Obligor in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

(b)                                        Without limiting the generality of paragraph (a) above, each Security Document to which it is a party creates the Security which that Security Document purports to create and those Security are valid and effective.

17.3                  Non-conflict with other obligations

The entry into and performance by any Obligor of, and the transactions contemplated by, the Finance Documents to which it is a party and the granting of the Transaction Security do not and will not conflict with:

(a)                                        any law or regulation applicable to any Obligor;

(b)                                        the constitutional documents of any Obligor; or

(c)                                         any agreement or instrument binding upon any Obligor or any member of the Group or any asset of any Obligor or any member of the Group.

17.4                  Power and authority

(a)                                        Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)                                        No limit on the powers of any Obligor will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which any Obligor is a party.

17.5                  Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                        to enable any Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)                                        to make the Finance Documents to which any Obligor is a party admissible in evidence in its Relevant Jurisdictions;

(c)                                         to enable any Obligor to create the Transaction Security expressed to be created by any Obligor pursuant to any Security Document to which it is a party and to ensure that such Transaction Security has the priority and ranking it is expressed to have;

(d)                                        to implement or effect the Takeover Offer and for the Borrower to acquire the relevant Target Securities pursuant to the Takeover Offer; and

(e)                                         for each member of the Group to carry on their business, and which are material,

have been obtained or effected and are in full force and effect, save that a court or an official authority to which the Finance Documents are produced may require that the Finance Documents (and any documents in connection therewith) comes with a complete or partial translation into the French or German language.

17.6                  Registration requirements

In respect of each Obligor, under the laws of its Relevant Jurisdictions, it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction except;

(a)                                        for any filing, recording or enrolling in relation to any Security Document which will be made within the time limits specified in such relevant Security Document (and in any event by the earlier of (i) the time such filing, recording or enrolling is required to be made under applicable law or regulation and (ii) the time required under such relevant Security Document).

(b)                                        in the case of legal proceedings before Luxembourg Courts (if competent), or in the case that any Finance Document must be produced before an official Luxembourg authority (autorité constituée)  in which case a fixed or ad valorem duty will be payable.

17.7                  Governing law and enforcement

Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation):

(a)                                        the choice of governing law of each Finance Document to which an Obligor is a party will be recognised and enforced in its Relevant Jurisdictions; and

(b)                                        any judgment obtained in the jurisdiction of the governing law of any Finance Document to which an Obligor is a party in relation to a Finance Document will be recognised and enforced in the Relevant Jurisdictions of such Obligor.

17.8                  No immunity

(a)                                        Each of the Obligors is subject to civil and commercial law with respect to its obligations under the Finance Documents.

(b)                                        The entry into and performance by each Obligor of the Finance Documents to which it is a party constitute private and commercial acts.

(c)                                         None of the Obligors nor any member of the Group nor any of their respective assets enjoys any right of immunity from suit, execution, attachment or legal process.

17.9                  Deduction of Tax

It is not required under the law applicable where each Obligor is incorporated or resident to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

17.10           No filing or stamp taxes

Except for the registration of the Finance Documents in accordance with Clause 17.6 (Registration requirements) and the registration fees associated therewith (including, in the case of legal proceedings before Luxembourg Courts (if competent), or in the case that any Finance Document must be produced before an official Luxembourg authority (autorité constituée) in which case a fixed or ad valorem duty will be payable), it is not necessary under the laws of the Relevant Jurisdictions of each Obligor that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.11           No default

(a)                                        No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)                                        No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on any Obligor or any member of the Group or to which any of the assets of any Obligor or any member of the Group are subject which has or is likely to have a Material Adverse Effect.

17.12           No misleading information

(a)                                        Any factual information provided by any Obligor or any member of the Group  was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and was not misleading in any material respect.

(b)                                        Any financial projections provided by any Obligor or any member of the Group  have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                                         Nothing has occurred or been omitted from the information provided by any Obligor or any member of the Group,  and no information has been given or withheld, that results in such information being untrue or misleading in any material respect.

17.13           Financial statements

(a)                                        The financial statements of each Obligor most recently supplied to the Facility Agent  were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)                                        The financial statements of each Obligor most recently supplied to the Facility Agent  give a true and fair view and represent the consolidated financial condition and operations of the Group during the relevant financial year save to the extent expressly disclosed in such financial statements.

(c)                                         There has been no material adverse change in the Group’s business or consolidated financial condition since the date of this Agreement.

17.14           Pari passu ranking

The payment obligations of each Obligor under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.15           No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any Obligor or any member of the Group.

17.16           Authorised Signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (h) of Clause 18.4 (Information: miscellaneous) is authorised to sign Utilisation Requests (in the case of the Borrower only) and other notices on its behalf.

17.17           Ranking of Security

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

17.18           Good title to assets

Each Obligor and each member of the Group has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

17.19           Legal and beneficial ownership

It and each Obligor is or will be as of the Completion Date following the expiry of the Acceptance Period (or the Additional Acceptance Period) the sole legal and beneficial owner of the respective assets over which it purports to grant Security under the Security Documents to which it is a party.

17.20           Taxes, assessments and fees

Each Obligor and each member of the Group has punctually filed all tax returns, reports or statements that are required to be filed by it in accordance with all Tax laws applicable to it and has paid all Taxes due pursuant to such tax returns, reports or statements except for:

(a)                                        such Taxes as are being contested in good faith by proper proceedings, diligently conducted and against which adequate reserves in accordance with GAAP are maintained; and

(b)                                        any failure to effect or pay such Taxes would not have a Material Adverse Effect.

17.21           Sanctions

Neither it, nor any Obligor nor any member of the Group, nor any of their respective directors, officers or employees or Affiliate nor, to its knowledge, any persons acting on any of their behalf:

(a)                                        is a Restricted Party; or

(b)                                        has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

17.22           Anti-bribery and corruption

Neither it, nor any Obligor, nor any member of the Group, nor any of their respective directors, officers or employees or Affiliate nor, to its knowledge, any persons acting on any of their behalf is aware of or has taken or will take any action, directly or indirectly, that has resulted or would result in a violation by such persons of the US Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other anti-bribery or anti-corruption rules or regulation in any jurisdiction (together with the FCPA, the “Anti-bribery and Corruption Rules”), as applicable, including, without limitation:

(a)                                        making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-bribery and Corruption Rules; or

(b)                                        making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business activities of such entity; and the Borrower, the Obligors and each member of the Group and, to the best knowledge of the Borrower, their respective Affiliates have conducted their businesses in compliance with the applicable Anti-bribery and Corruption Rules and have instituted and maintain and will continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith

17.23           AML

The operations of the Borrower, each Obligor, each member of the Group and their respective Affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and money laundering and bank secrecy laws, statutes and the rules and regulations thereunder and any related or similar rules, regulations, judgements, decrees, orders or guidelines, issued, administered or enforced by any Governmental Agency having jurisdiction over the Borrower, the Obligors and each member of the Group (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving the Borrower, any Obligor or any member of the Group with respect to the Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.

17.24           Shareholding

(a)                                        The Personal Guarantor is the general partner of the Parent owning beneficially (as at the date of this Agreement) 51% of the equity interest in the Parent.

(b)                                        Xiamen Bohao Investment Co., Limited is the limited partner of the Parent owning beneficially (as at the date of this Agreement) 49% of the equity interest in the Parent.

(c)                                         The Parent is the legal and beneficial owner of the entire issued share capital of Luxco free from any claims, third party rights or competing interests other than the Transaction Security.

(d)                                        Luxco is the legal and beneficial owner of the entire issued share capital of the Borrower free from any claims, third party rights or competing interests other than the Transaction Security.

17.25           Holding Companies

(a)                                        The Parent has not traded or incurred any liabilities or commitments (actual or contingent, present or future) except under or pursuant to the Finance Documents or in acting as a holding company of shares in Luxco.  The Parent does not own any assets or any interest in any entity other than in shares of Luxco.

(b)                                        Luxco has not traded or incurred any liabilities or commitments (actual or contingent, present or future) except under or pursuant to the Finance Documents or in acting as a holding company of shares in the Borrower.   Luxco does not own any assets or any interest in any entity other than in shares of the Borrower.

(c)                                         The Borrower does not own any assets or any interest in any entity other than Target Securities.

17.26           Offer Document

(a)                                        The Offer Document contains all the terms of the Takeover Offer.

(b)                                        The Offer Document has not been amended, varied or modified and the Borrower has not waived any of its rights under or pursuant to the Offer Document (save for any amendments, variations, modifications or waivers that have been made with the prior written consent of the Facility Agent).

17.27           Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

18.                         INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1                  Financial statements

The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)                                        in respect of itself:

(i)                                            as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its financial years, the audited  financial statements of the Borrower for that financial year (consolidated with Target and its Subsidiaries following completion of the acquisition under the Takeover Offer); and

(ii)                                         as soon as the same become available, but in any event within ninety (90) days after the end of the first half of each of its financial years, the unaudited financial  statements of the Borrower for that financial half year (consolidated with Target and its Subsidiaries following completion of the acquisition under the Takeover Offer).

(b)                                        in respect of Luxco:

(i)                                            as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its financial years, the audited consolidated financial statements of Luxco for that financial year; and

(ii)                                         as soon as the same become available, but in any event within ninety (90) days after the end of the first half of each of its financial years, the unaudited consolidated financial  statements of Luxco for that financial half year.

(c)                                         in respect of the Parent:

(i)                                            as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its financial years, the audited consolidated financial statements of the Parent for that financial year; and

(ii)                                         as soon as the same become available, but in any event within ninety (90) days after the end of the first half of each of its financial years, the unaudited consolidated financial  statements of the Parent for that financial half year.

18.2                  Compliance Certificate

(a)                                        The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to Clause 18.1 (Financial statements), a Compliance Certificate as at the date as at which those financial statements were drawn up.

(b)                                        Each Compliance Certificate delivered pursuant to paragraph (a) above shall be signed by a director of the Borrower.

18.3                  Requirements as to financial statements

(a)                                        Each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)                                        The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP.

18.4                  Information: miscellaneous

The Borrower shall supply to the Facility Agent (in sufficient copies for all the Finance Parties, if the Facility Agent so requests):

(a)                                        all documents dispatched by any Obligor or any member of the Group, or (after the Completion Date) by Target or any of its Subsidiaries, to its respective shareholders (or any class of them) or its respective creditors generally at the same time as they are despatched;

(b)                                        promptly, any announcement, notice or other document relating to the Takeover Offer or to the Borrower posted onto any electronic website maintained by any stock exchange on which shares in or other securities of Target are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of Target;

(c)                                         promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or any member of the Group, or (after the Completion Date) against Target or any of its Subsidiaries, and which has or have or might, if adversely determined, have a Material Adverse Effect;

(d)                                        promptly upon becoming aware of the same, the details of any breach or non-compliance by the Borrower with the terms of the Offer Document or any amendment, variation or supplement of or to, or any waiver given, under or pursuant to the Offer Document;

(e)                                         promptly, such other information as any Finance Party (through the Facility Agent) may require in respect of the Takeover Offer, the Offer Document and the Target;

(f)                                          promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Documents;

(g)                                         promptly, such further information regarding the financial condition, business and operations of any Obligor or any member of the Group as any Finance Party (through the Facility Agent) may reasonably request; and

(h)                                        promptly, notice of any change in authorised signatories of the Borrower signed by a director or company secretary of such company accompanied by specimen signatures of any new authorised signatories.

18.5                  Year End

(a)                                        The Borrower shall not change its financial year end except with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)).

(b)                                        The Borrower shall procure that none of the members of the Group changes its financial year end except with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)).

18.6                  Notification of default

(a)                                        The Borrower shall notify the Facility Agent of any Default (for the avoidance of doubt, including but not limited to occurrence of any event or circumstance which may have a Material Adverse Effect) (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                        Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.7                  “Know your customer” checks

(a)                                        The Borrower shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for the Facility Agent, such Lender or any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(b)                                        Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

19.                         GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1                  Authorisations

The Borrower shall (and the Borrower shall ensure that each Obligor and each member of the Group will) promptly:

(a)                                        obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                        supply certified copies to the Facility Agent of,

any Authorisation required to (i) enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document and (ii) enable it to carry out its business.

The Borrower shall promptly make the registrations and comply with the other requirements specified in Clause 17.6 (Registration requirements).

19.2                  Compliance with laws

The Borrower shall (and shall ensure that each Obligor and each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

19.3                  Pari passu ranking

The Borrower shall ensure that the payment obligations of each Obligor under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally (or, in the case of the Personal Guarantor, individuals generally).

19.4                  Negative pledge

In this Clause 19.4, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)                                        The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                        The Borrower shall not (and the Borrower shall ensure that no other member of the Group will):

(i)                                            sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

(ii)                                         sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                                      enter into or permit to subsist any title retention arrangement;

(iv)                                     enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)                                        enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                         Paragraphs (a) and (b) above do not apply to:

(i)                                            any Security or Quasi-Security created pursuant to any Finance Document;

(ii)                                         any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)                                      any Inter-company Agreement;

(iv)                                     any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned; or

(v)                                        any Security or Quasi-Security created with prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).

19.5                  Disposals

(a)                                        The Borrower shall not (and the Borrower shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any material part of its assets.

(b)                                        Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)                                            made in the ordinary course of trading of the disposing entity and for good consideration negotiated at arm’s length basis; or

(ii)                                         made with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).

19.6                  Merger

The Borrower shall not (and the Borrower shall ensure that no member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction unless with the prior written consent of the Lender.

19.7                  Change of business

The Borrower shall procure that no material change is made to the nature and scope of its business or the business of any member of the Group from that carried on at the date of this Agreement.

19.8                  Environmental compliance

The Borrower shall (and the Borrower shall ensure that each member of the Group will) comply in all material respects with all Environmental Law, obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under Environmental Law or any Environmental Permits.

19.9                  Environmental Claims

The Borrower shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of:

(a)                                        any Environmental Claim which has been commenced or (to the best of the Borrower’s knowledge and belief) is threatened against any member of the Group, or

(b)                                        any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against any member of the Group, in each case where such Environmental Claim might reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.

19.10           Financial Indebtedness

The Borrower shall ensure that neither it nor any member of the Group will incur, or permit to subsist, any Financial Indebtedness except for:

(a)                                        any Inter-company Loan made to the Borrower which is subordinated to the Facility pursuant to a Subordination Deed;

(b)                                        any Financial Indebtedness incurred under or in connection with an Inter-company Agreement; or

(c)                                         any Financial Indebtedness under the Finance Documents.

19.11           Loans and guarantees

(a)                                        The Borrower shall not (and the Borrower shall ensure that no member of the Group will) make or allow to subsist any loans, grant any credit or give or allow to remain outstanding any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

(b)                                        Paragraph (a) above does not apply to:

(i)                                            any Inter-company Loan or Inter-company Agreement which is permitted by clause 19.10 (Financial Indebtedness); or

(ii)                                         any loan, advance, guarantee or indemnity with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).

19.12           Investment

(a)                                        The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) invest in or acquire (i) any share in or any securities issued by any person or make capital contribution to any person or (ii) any business or going concern or the whole or substantially the whole of the assets, property or business of any person or any assets that constitute a division or operating unit of the business of any person.

(b)                                        The Borrower shall not (and the Borrower shall ensure that no other member of the Group will):

(i)                                            incorporate a company, corporation or legal entity; or

(ii)                                         enter into, invest in or acquire (or agree to acquire) any equity interest or other interest in any joint venture.

(c)                                         This Clause 19.12 shall not apply to any Permitted Action.

19.13           Holding Company

The Borrower shall ensure that:

(a)                                        The Parent shall not own any assets (other than shares in Luxco, credit balances in bank accounts and Inter-company Loans permitted under this Agreement) or trade or carry on business (other than as a holding company of shares);

(b)                                        Luxco shall not own any assets (other than shares in the Borrower, credit balances in the Bank Account (Luxco) and Inter-company Loans permitted under this Agreement) or trade carry on business (other than as a holding company of shares); and

(c)                                         It shall not own any assets (other than Target Securities, credit balances in the Bank Accounts (Borrower), Inter-company Loans and Inter-company Agreements permitted under this Agreement) or trade carry on business (other than as a holding company of shares).

19.14           Shareholding

The Borrower shall ensure that at all times:

(a)                                        the Personal Guarantor remains the general partner in the Parent and the sole manager of the Parent, and that it and the Personal Guarantor will promptly notify the Facility Agent in writing of any change in the ownership of the Parent;

(b)                                        the Limited Partner remains a limited partner in the Parent, and that it and the Limited Partner will promptly notify the Facility Agent in writing of any change in the ownership of the Parent;

(c)                                         the Parent at all times directly owns beneficially 100% of the issued share capital of Luxco and maintain management control over Luxco; and

(d)                                        Luxco at all times directly owns beneficially 100% of the issued share capital of the Borrower and maintain management control over the Borrower.

19.15           Target Shareholding

(a)                                        The Borrower shall ensure that:

(i)                                            all Target Shares (other than Target ADSs) owned by it (whether acquired pursuant to the Takeover Offer or otherwise from time to time) shall be deposited into and at all times held in the Securities Account (German) and shall be and shall remain subject to the Security under the Target Share Pledge (German); and

(ii)                                         all Target ADSs acquired by it (whether acquired pursuant to the Takeover Offer or otherwise from time to time) shall be forthwith cancelled and the underlying ordinary shares represented by such Target ADSs shall be deposited into and shall at all times be held in the Securities Account (German) and shall be and shall remain subject to the Security under the Target Share Pledge (German).

(b)                                        The Borrower shall ensure that the Central Settlement Agent waives, or subordinates vis-à-vis the Finance Parties, any pledges, liens, or other encumbrances it may have in respect of the Target Shares to be acquired by the Borrower or to be transferred to the Borrower pursuant to the Takeover Offer, including without limitation any such pledges, liens or other encumbrances under its general terms and conditions (Allgemeine Geschäftsbedingungen) of any kind.

(c)                                         The Borrower shall not consent to, approve or vote (in any general meeting of Target) in favour, any capital increases of the Target unless with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders) and only on such terms and conditions as the Facility Agent may be require.

19.16           Bank Accounts (Borrower)

Without prejudice to the rights of the Finance Parties under the Security Documents:

(a)                                       the Borrower shall ensure that all receipts, payments, income, revenue and other amounts received or to be received by the Borrower (including, without limitation, the proceeds of the Loan and any Inter-company Loan permitted under Clause 19.10 (Financial Indebtedness), but excluding dividends deriving from any Target Securities which are deposited into the Securities Account (German)) shall be paid into the Bank Account (Borrower — Blocked);

(b)                                       the Borrower shall ensure that, except as provided in the Pledge Over Account (Borrower) and in paragraph (c) below, none of the amounts standing to the credit of the Bank Account (Borrower - Blocked) shall be withdrawn, transferred or applied without the prior written consent of the Facility Agent;

(c)                                        the Borrower may request the Facility Agent (with not less than two (2) Business Days’ prior notice) to apply any amount standing to the credit of the Bank Account (Borrower - Blocked) towards payment of the Permitted Payments;

(d)                                       prior to the occurrence of a Default, the Borrower may utilize and withdraw funds standing in the Bank Account (Borrower — General) from time to time; and

(e)                                        following the occurrence of a Default, the Borrower may not withdraw, transfer or apply any of the amounts standing to the credit of the Bank Account (Borrower —

General) unless with the prior written consent of the Facility Agent.

19.17           Constitutional documents

The Borrower shall not (and shall ensure that no member of the Group will) permit its constitutional documents to be amended in any manner that may materially adversely affect the rights or interests of any Finance Party under any Finance Documents unless such amendments are required by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation.

19.18           Sanctions

(a)                                       The Borrower shall not, and shall not permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement:

(i)                                           to fund or facilitate any trade, business or other activities involving or for the benefit of any Restricted Party; or

(ii)                                        in any other manner that would reasonably be expected to result in any Obligor, any of their Subsidiaries or any Lender being in breach of any Sanctions (if and to the extent applicable to any of them) or becoming a Restricted Party.

(b)                                       The Obligors shall not knowingly engage in any dealings or transactions with any person or in any country or territory which at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(c)                                        This Clause 19.18 (Sanctions) shall only apply for the benefit of the Finance Parties to the extent that such terms do not result in any violation of or conflict with EU Regulation (EC) 2271/96 or section 7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) or such other similar anti-boycott statute applicable to the Parties.

19.19           Anti-bribery and corruption

(a)                                       The Borrower shall (and the Borrower shall ensure that none of the Obligors or members of the Group, nor and of its or their respective directors, officers or Affiliates, will) directly or indirectly use the proceeds of the Facility for any purpose which would breach any Anti-bribery and Corruption Rules.

(b)                                       The Borrower shall (and the Borrower shall ensure that each of the Obligors and each member of the Group will):

(i)                                            conduct its businesses in compliance with all applicable Anti-bribery and Corruption Rules; and

(ii)                                         maintain policies and procedures designed to promote and achieve compliance with such Anti-bribery and Corruption Rules.

19.20           Security Coverage

(a)                                       The Borrower shall ensure that the obligations of the Obligors under the Finance Documents are at all times secured by the Transaction Security as the Facility Agent (acting on the instructions of the Majority Lenders) may require from time to time.

(b)                                       If the Facility Agent determines (in its reasonable discretion) that circumstances or events have occurred and/or have become known to any Finance Party that:

(1)                                        have resulted, or will reasonably likely to result, in the value of the Transaction Security at that time being materially reduced, deteriorated, jeopardised or otherwise prejudiced; and

(2)                                        as a consequence, have, or will reasonably likely to have a material adverse effect on the security position of the Finance Parties,

then the Facility Agent (acting on the instructions of the Majority Lenders) may notify the Borrower in writing that:

(A)                                      such circumstances or events have occurred;

(B)                                      it requires the Borrower to provide, or procure the provision of, additional Security for the Secured Liabilities of such nature, in such form and upon such terms as the Facility Agent may require or determine in its discretion; and

(C)                                      such Security is to be provided within the time specified by the Facility Agent in such notice, failing which the Facility Agent may exercise its rights under Clause 20.16 (Acceleration).

(c)                                        Upon receipt of such notice, the Borrower shall promptly procure the provision of the Security requested, and within the time prescribed, in such notice.

(d)                                       All costs and expenses incurred by the Finance Parties in relation to the provision of further Security under this Clause 19.20 (Security Coverage) shall be borne by the Borrower.

19.21           Takeover Offer

(a)                                       The Borrower shall not (except with the prior written consent of the Facility Agent, which consent shall not be unreasonably withheld):

(i)                                            waive, treat as satisfied or fail to invoke any condition to the Takeover Offer, or waive any provision of or any of its rights under the Offer Document (including, without limitation, any waiver or potential waiver already mentioned in the Offer Document);

(ii)                                         amend, supplement, add to, extend, renew or revise any terms of the Takeover Offer or the Offer Document;

(iii)                                      terminate, rescind, supersede, cancel or agree to terminate, rescind, supersede or cancel the Offer Document;

(iv)                                     assign, transfer, novate or otherwise dispose of any or all of its rights and/or obligations under the Offer Document.

(b)                                       The Borrower shall, upon request of the Facility Agent, keep the Finance Parties informed as to the status and progress of the Takeover Offer and shall from time to time and promptly upon request give to the Facility Agent reasonable details as to such matters relevant to the Takeover Offer and/or the Offer Document as the Facility Agent may reasonably request.

(c)                                        The Borrower shall promptly deliver to the Facility Agent a copy of (i) every material certificate delivered by receiving agents to it and/or its advisers pursuant to the German Takeovers Act or any other regulation, and (ii) every announcement made, and every statement or document sent by, it and/or the Target to any or all of the shareholders of Target (as a class) in connection with the Takeover Offer.

(d)                                       In respect of the Takeover Offer, the Borrower shall comply in all material respects with the German Takeovers Act all other applicable laws and regulations applicable to the Takeover Offer and ensure that any and all Authorisations required or appropriate in respect of the Takeover Offer shall be promptly obtained (and shall, promptly upon the request of the Facility Agent, provide certified copies of such Authorisations to the Facility Agent).

(e)                                        The Borrower shall ensure that, following each Utilisation, the relevant Offer Consideration is paid by the Central Settlement Agent to the relevant Target Securities Holders in the manner and within the time period required under the terms of the Offer Document.

(f)                                         The Borrower shall not and will ensure that the Parent will not (except with the prior written consent of the Facility Agent, which consent shall not be unreasonably withheld):

(i)                                           waive, treat as satisfied or fail to invoke any condition under the ADS Tender Agent Agreement dated 29 July 2016 made between the Borrower, the Parent and the ADS Tender Agent (the “ADS Agency Agreement”), or waive any provision of or any of its rights under the ADS Agency Agreement;

(ii)                                        amend, supplement, add to, extend, renew or revise any terms of the ADS Agency Agreement;

(iii)                                     terminate, rescind, supersede, cancel or agree to terminate, rescind, supersede or cancel the ADS Agency Agreement; and

(iv)                                    assign, transfer, novate or otherwise dispose of any or all of its rights and/or obligations under the ADS Agency Agreement.

19.22           Interest Retention

(a)                                       Prior to the first Utilisation, the Borrower shall pay to the Facility Agent (on behalf of the Lenders) the amount of Euros 20,000,000 as an advance interest retention amount (such amount, together with any additional amounts paid to the Facility Agent from time to time pursuant to this Clause 19.22, shall be referred to as the “Interest Retention Amount”) to be held and applied by the Facility Agent in accordance with the provisions of this Clause 22 for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

(b)                                       The Borrower may not request for a return of the Interest Retention Amount (or any part thereof) unless in accordance with the terms of this Clause 19.22.

(c)                                        In the event any interest which is due under any Finance Document but is not paid by the Borrower on its due date, the Facility Agent may (without prejudice to the obligations of the Borrower under the Finance Documents) apply all or any part of the Interest Retention Amount towards payment of such unpaid interest.

(d)                                       The Borrower shall ensure that the Interest Retention Amount held by the Facility Agent shall at all times be not less than Euros 20,000,000.  Upon notification in writing by the Facility Agent to the Borrower that the Facility Agent has applied the Interest Retention Amount (or part thereof) pursuant to Clause 19.22 (c) above, the Borrower shall, within five (5) Business Days of such notice, pay to the Facility Agent (on behalf of the Lenders) an amount sufficient to bring the Interest Retention Amount held by the Facility Agent at that time to be no less than Euros 20,000,000 in aggregate.

(e)                                        Following the occurrence of an Event of Default, the Facility Agent (acting on the instructions of the Majority Lenders) may apply the Interest Retention Amount (or any part thereof) towards payment of any amounts outstanding to any of the Finance Parties under the Finance Documents.

(f)                                         Following the fulfilment of all obligations of the Obligors under the Finance Documents, the Borrower may request for the Interest Retention Amount (or the balance thereof) to be returned to the Borrower, and the Facility Agent shall, upon receiving such request, promptly pay such amount into the Bank Account (Borrower - General).

20.                         EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 20 (other than Clause 20.16 (Acceleration)) is an Event of Default.

20.1                  Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                       its failure to pay is caused by:

(i)                                           administrative or technical error; or

(ii)                                        a Disruption Event; and

(b)                                       payment is made within three (3) Business Days of its due date.

20.2                  Other obligations

(a)                                       An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment).

(b)                                       No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the earlier of (A) the Facility Agent giving notice to the relevant Obligor and (B) the relevant Obligor becoming aware of the failure to comply.

20.3                  Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

20.4                  Cross default

(a)                                       Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                       Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                        Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                                       Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

20.5                  Insolvency

(a)                                       An Obligor or any member of the Group is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                       The value of the assets of an Obligor or any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                                        A moratorium is declared in respect of any indebtedness of an Obligor or any member of the Group.

(d)                                       The Personal Guarantor dies, is of unsound mind, or becomes mentally incapacitated.

20.6                  Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                       the suspension of payments, a moratorium of any indebtedness, winding-up, bankruptcy, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)                                       a composition or arrangement with any creditor of an Obligor or any member of the Group, or an assignment for the benefit of creditors generally of an Obligor or any member of the Group or a class of such creditors; or

(c)                                        the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of an Obligor or any member of the Group or any of its assets,

(d)                                       enforcement of any Security over any assets of an Obligor or any member of the Group,

(e)                                        or any analogous procedure or step is taken in any jurisdiction.

20.7                  Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or any member of the Group.

20.8                  Unlawfulness

(a)                                       It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or the Offer Document or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

(b)                                       Any obligation or obligations of any Obligor under any Finance Document or the Offer Document are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)                                        Any Finance Document or the Offer Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

20.9                  Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or the Offer Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or the Offer Document or any Transaction Security.

20.10           Cessation of business

An Obligor or any member of the Group suspends or ceases to carry on all or a material part of its business or of the business of the Group taken as a whole.

20.11           Expropriation

(a)                                       The authority or ability of any Obligor or any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any Governmental Agency or any other governmental, regulatory or other authority or other person in relation to any Obligor or any member of the Group or any of its assets.

(b)                                       By or under the authority of any Governmental Agency or any other governmental, regulatory or other authority, any shares in, or interest in the share capital of, any Obligor or any member of the Group, or the whole or any part of the revenues or assets of any Obligor or any member of the Group, is seized, nationalised, expropriated or compulsorily acquired.

20.12           Litigation

Except as disclosed in writing to, and accepted by, the Finance Parties prior to the date of this Agreement, any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to any of the Finance Documents or the Offer Document or the transactions contemplated in the Finance Documents or against any Obligor or any member of the Group Member or its assets which, if adversely determined, is likely to have a Material Adverse Effect.

20.13           Shareholding

(a)                                        The Parent ceases to directly beneficially own 100% of the issued share capital of Luxco and/or ceases to maintain management control over Luxco.

(b)                                        Luxco ceases to directly beneficially own 100% of the issued share capital of the Borrower and/or ceases to maintain management control over the Borrower.

20.14           Listing status

If (other than a Permitted Action) (i) the shares in Target ceases to be listed on the Frankfurt Stock Exchange, transparency level on first quotation: Prime Standard, Market Segment: Regulated Market (or any official successor of the transparency level on first quotation and/or the market segment); or (ii) trading of the shares in Target on the Frankfurt Stock Exchange is suspended for more than ten (10) consecutive trading days.

20.15           Material adverse change

Any situation or event occurs which in the opinion of the Majority Lenders  is likely to have a Material Adverse Effect.

20.16           Acceleration

On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)                                        without prejudice to the participations of any Lenders in any Loans then outstanding:

(i)               cancel the Commitments (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero); or

(ii)              cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly);

(b)                                        declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)                                         declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(d)                                        exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents

SECTION 8

CHANGES TO PARTIES

21.                         CHANGES TO THE PARTIES

21.1                  Assignments and transfers by the Lenders

Subject to this Clause 21, a Lender (the “Existing Lender”) may:

(a)                                        assign any of its rights; or

(b)                                        transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

21.2                  Conditions of assignment or transfer

(a)                                        The consent of any Obligor is not required for an assignment or transfer by a Lender, but the Facility Agent shall notify the Borrower the name of the New Lender and the amount of Commitment transferred or assigned within seven (7) Business Days after such assignment or transfer.

(b)                                        A transfer will be effective only if the procedure set out in Clause 21.4 (Procedure for transfer) is complied with.

(c)                                         An assignment will be effective only if the procedure and conditions set out in Clause 21.5 (Procedure for assignment) are complied with.

21.3                  Limitation of responsibility of Existing Lenders

(b)                                        Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                           the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                        the financial condition of any Obligor;

(iii)                                     the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                                    the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                        Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)                                           has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)             will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                         Nothing in any Finance Document obliges an Existing Lender to:

(i)                                           accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 21; or

(ii)                                        support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

21.4                  Procedure for transfer

(a)                                        Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph 0 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                        The Facility Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)                                         On the Transfer Date:

(i)                                            to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)              each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)             the Facility Agent, the other Administrative Parties, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the other Administrative Parties and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                                     the New Lender shall become a Party as a “Lender”.

(d)                                        The procedure set out in this Clause 21.4 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

21.5                  Procedure for assignment

(a)                                        Subject to the conditions set out in paragraph (d) below and in Clause 21.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (d)(ii) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                        On the Transfer Date:

(i)                                            the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                         the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)                                      the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(c)                                         Lenders may utilise procedures other than those set out in this Clause 21.5 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 21.4 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in paragraph (d) below.

(d)                                        An assignment (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on:

(i)                                            receipt by the Facility Agent (whether in an Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the Secured Parties as it would have been under if it was an Original Lender; and

(ii)                                         performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.  The Facility Agent shall not be obliged to execute an Assignment Agreement delivered to it by an Existing Lender and the New Lender or any document delivered to it pursuant to paragraph (c) above unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the assignment to such New Lender.

(e)                                         The procedure set out in this Clause 21.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

21.6                  Copy of Transfer Certificate or Assignment Agreement to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

21.7                  Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

21.8                  Exclusion of Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 21, each Party acknowledges and agrees that the Facility Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

21.9                  Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 21, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                        any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                        in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities,

(c)                                         except that no such charge, assignment or Security shall:

(i)                                            release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                                         require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

21.10           Assignments and transfers by Obligors

An Obligor may not assign or transfer any of its rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

22.                         DISCLOSURE OF INFORMATION

Any Finance Party may disclose to:

(a)                                       any of its Affiliates, its head office and any other representative and branch offices in any jurisdiction (the “Permitted Parties”);

(b)                                       any other Finance Party;

(c)                                        any of the professional advisers and other persons providing services to the Permitted Parties;

(d)                                       any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

(e)                                        any other person:

(i)               to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement; or

(ii)              with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower;

(f)                                         any person from whom a Finance Party has obtained (or may potentially obtain) funding or financing from for the purposes of the Facility and/or the Finance Documents;

(g)                                        any rating agency, insurer or insurance broker of, or direct or indirect provider of credit protection to any Permitted Party;

(h)                                       any court or tribunal or regulatory, supervisory, governmental or quasi-governmental authority with jurisdiction over the Permitted Parties; and

(i)                                           person permitted by the Borrower,

any information about the Borrower, any other Obligor, the Group, Target, any Subsidiaries of Target and/or any of the Finance Documents as that Finance Party shall consider appropriate.  This Clause supersedes any previous agreement relating to the confidentiality of such information

SECTION 9

THE FINANCE PARTIES

23.                         ROLE OF THE ADMINISTRATIVE PARTIES

23.1                  Appointment of the Facility Agent

(a)                                       Each of the other Finance Parties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                                       Each of the other Finance Parties authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

23.2                  Duties of the Facility Agent

(a)                                       Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)                                       Without prejudice to Clause 21.6 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)                                        Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)                                       If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)                                        If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this Agreement it shall promptly notify the other Finance Parties.

(f)                                         The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

23.3                  No fiduciary duties

(a)                                       Nothing in any Finance Document constitutes:

(i)                                           the Facility Agent as a trustee or fiduciary of any other person; or

(ii)                                        the Security Agent as an agent, trustee or fiduciary of any Obligor.

(b)                                       None of the Facility Agent or the Security Agent shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.

23.4                  Business with the Group

Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.5                  Rights and discretions of the Facility Agent

(a)                                       The Facility Agent may rely on:

(i)                                           any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)                                        any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                       The Facility Agent may assume (unless it has received notice to the contrary in its capacity as facility agent for the Lenders) that:

(i)                                           no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment));

(ii)                                        any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                                     any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                        The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                       The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                                        The Facility Agent may disclose to any other Party any information it reasonably believes it has received as facility agent under this Agreement.

(f)                                         Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

23.6                  Majority Lenders’ instructions

(a)                                       Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                                       Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)                                        The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) or under paragraph (d) below until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with the instructions.

(d)                                       In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                        The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of any Transaction Security or Security Documents.

23.7                  Responsibility for documentation

No Administrative Party:

(a)                                     is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, an Obligor or any other person given in or in connection with any Finance Document;

(b)                                     is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)                                      is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

23.8                  Exclusion of liability

(a)                                        Without limiting paragraph (b) below, the Facility Agent shall not be liable for any cost, loss or liability incurred by any Party as a consequence of:

(i)                                           the Facility Agent having taken or having omitted to take any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by the Facility Agent’s gross negligence or wilful misconduct; or

(ii)                                         any delay in the crediting to any account of an amount required under the Finance Documents to be paid by the Facility Agent, if the Facility Agent shall have taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for the purpose of such payment.

(b)                                        No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document of the Transaction Security subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Ordinance.

(c)                                         Nothing in this Agreement shall oblige any Administrative Party to conduct any “know your customer” or other procedures in relation to any person on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures it is required to conduct and that it shall not rely on any statement in relation to such procedures made by any Administrative Party.

23.9                  Lenders’ indemnity to the Facility Agent

(a)                                        Each Lender shall, in accordance with paragraph (b) below, indemnify the Facility Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)                                        The proportion of such cost, loss or liability to be borne by each Lender shall be:

(i)                                           if there is any Loan then outstanding, the proportion borne by (A) the sum of its participation(s) in the Loan(s) then outstanding to (B) the aggregate amount of such Loan(s), or

(ii)                                        if there is no Loan then outstanding and the Available Facility is then greater than zero, the proportion borne by (A) its Available Commitment to (B) the Available Facility, or

(iii)                                     if there is no Loan then outstanding and the Available Facility is then zero;

(A)                                     if the Available Facility became zero after a Loan ceased to be outstanding, the proportion borne by (A) its Available Commitment to (B) the Available Facility immediately before the Available Facility became zero, or

(B)                                     if a Loan ceased to be outstanding after the Available Facility became zero, the proportion borne by (A) the sum of its participation(s) in the Loan(s) outstanding immediately before any Loan ceased to be outstanding to (B) the aggregate amount of such Loan(s).

23.10           Resignation of the Facility Agent

(a)                                       The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)                                       Alternatively the Facility Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

(c)                                        If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent.

(d)                                       The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)                                        The Facility Agent’s resignation notice shall take effect only upon the appointment of a successor.

(f)                                         Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 23.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                                        After consultation with the Borrower, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(h)                                       The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)                                           the Facility Agent fails to respond to a request under Clause 12.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                        the information supplied by the Facility Agent pursuant to Clause 12.8 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                                     the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

23.11           Confidentiality

(a)                                       In acting as facility agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate legal person from any other of its branches, divisions or departments.

(b)                                       If information is received by another branch, division or department of the legal person which is the Facility Agent, it may be treated as confidential to that branch, division or department and the Facility Agent shall not be deemed to have notice of it.

(c)                                        The Facility Agent shall not be obliged to disclose to any Finance Party any information supplied to it by any Obligor or any Affiliates of such Obligor on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

23.12           Relationship with the other Finance Parties

(a)                                        Subject to Clause 28.2 (Distributions by the Facility Agent), the Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                        The Lenders shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Facility Agent.

(c)                                         Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.4 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (a)(ii) of Clause 30.4 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

23.13           Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each

Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                       the financial condition, status and nature of each member of the Group;

(b)                                       the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)                                        whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)                                       the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document

(e)                                        the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

23.14           Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender or any bank approved by the Majority Lenders to replace that Reference Bank.

23.15           Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

23.16           Facility Agent’s management time

Any amount payable to the Facility Agent under Clause 15.3 (Indemnity to the Facility Agent), Clause 16 (Costs and expenses) and Clause 23.9 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

24.                         THE SECURITY AGENT

24.1                  Trust

(a)                                     The Security Agent declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement.

(b)                                     Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security Agent is expressed to be a party (and no others shall be implied).

24.2                  No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

24.3                  Instructions to Security Agent and exercise of discretion

(a)                                       Subject to paragraphs (d) and (e) below, the Security Agent shall act in accordance with any instructions given to it by the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that (i) any instruction received by it from the Facility Agent, the Lenders or the Majority Lenders are duly given in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)                                       The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Lenders as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c)                                        Any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties.

(d)                                       Paragraph (a) above shall not apply:

(i)                                           where a contrary indication appears in this Agreement;

(ii)                                        where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)                                     in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, the provisions set out in Clause 24.5 (Security Agent’s discretions) to Clause 24.19 (Trustee division separate);

(iv)                                    in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)                                    Clause 26.1 (Order of Application);

(B)                                    Clause 26.2 (Prospective liabilities); and

(C)                                    Clause 26.5 (Permitted Deductions).

(e)                                        If giving effect to instructions given by the Majority Lenders would (in the Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 34.2 (Exceptions), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)                                         In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)                                           it has not received any instructions from the Majority Lenders as to the exercise of that discretion; or

(ii)                                        the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

24.4                  Security Agent’s Actions

Without prejudice to the provisions of Clause 24.3 (Instructions to Security Agent and exercise of discretion), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

24.5                  Security Agent’s discretions

The Security Agent may:

(a)                                       assume (unless it has received actual notice to the contrary from the Facility Agent) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(b)                                       if it receives any instructions or directions to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(c)                                        engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)                                       rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, or an Obligor, upon a certificate signed by or on behalf of that person; and

(e)                                         refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

24.6                  Security Agent’s obligations

The Security Agent shall promptly:

(a)                                       copy to the Facility Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(b)                                       forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and

(c)                                        inform the Facility Agent of the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other Party.

24.7                  Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)                                       be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)                                       be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)                                        be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)                                       have or be deemed to have any relationship of trust or agency with, any Obligor.

24.8                  Exclusion of liability

None of the Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(a)                                       the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)                                       the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)                                        any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Security Property or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(d)                                       the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Property; or

(e)                                        any shortfall which arises on the enforcement or realisation of the Security Property.

24.9                  No proceedings

No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Ordinance.

24.10           Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                       the financial condition, status and nature of each member of the Group;

(b)                                       the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)                                        whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)                                       the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)                                        the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

24.11           No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)                                       require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)                                       obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)                                        register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)                                       take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)                                        require any further assurances in relation to any of the Security Documents.

24.12           Insurance by Security Agent

(a)                                       The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)                                       Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within fourteen (14) days after receipt of that request.

24.13           Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

24.14           Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

24.15           Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

24.16           Business with the Obligors

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

24.17           Winding up of trust

If the Security Agent, with the approval of the Majority Lenders, determines that all of the Secured Liabilities and all other liabilities secured by the Security Documents have been fully and finally discharged and none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(a)                                       the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(b)                                       any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Security Documents.

24.18           Powers supplemental

The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Ordinance (Cap. 29) and in addition to any which may be vested in the Security Agent by general law or otherwise.

24.19           Trustee division separate

(a)                                       In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)                                       If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

24.20           Lenders’ indemnity to the Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three (3) Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document) and the Obligors shall jointly and severally indemnify each Lender against any payment made by it under this Clause 24.20.

24.21           German Law Security Documents

With regard to the Security Documents which are governed by German law the following shall apply:

(a)                                       the Security Agent shall in the case of German Security (where “German Security” means any Security created under the Security Documents is governed by German law) constituted by non—accessory (nicht akzessorische) security interests, hold, administer and, as the case may be, enforce or release such German Security in its own name, but for the account of the Finance Parties;

(b)                                       the Security Agent shall in the case of German Security constituted by accessory (akzessorische) security interests created by way of pledge or other accessory instruments hold (with regard to its own rights under the Abstract Acknowledgment of Debt (Parallel Debt Germany)), administer and, as the case may be, enforce or release such German Security in the name of and for and on behalf of the Finance Parties and in its own name on the basis of the Abstract Acknowledgment of Debt (Parallel Debt Germany).

(c)                                        with regard to any Security Document governed by German law creating any accessory (akzessorische) German Security and for the purposes of entering into any such Security Document, performing the rights and obligations thereunder, amending, enforcing and/or releasing such Security Document, each Finance Party hereby instructs and authorises the Security Agent to act as its agent (Stellvertreter), and releases the Security Agent from any restrictions on self-dealing imposed by German law;

(d)                                       at the request of the Security Agent, each Finance Party shall provide the Security Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf. Each Finance Party shall ratify and approve all acts done by the Security Agent on such Finance Party’s behalf; and

(e)                                        the Security Agent accepts its appointment as agent and administrator of the German Security on the terms and subject to the conditions set out in this Agreement.

24.22           Conflict with the Security Documents

If there is any conflict between this Agreement and any Security Document with regard to instructions to, or other matters affecting, the Security Agent, this Agreement will prevail.

25.                         CHANGE OF SECURITY AGENT AND DELEGATION

25.1                  Resignation of the Security Agent

(a)                                       The Security Agent may resign and appoint one of its affiliates as successor by giving notice to the Borrower and the Majority Lenders.

(b)                                       Alternatively the Security Agent may resign by giving notice to the other Parties in which case the Majority Lenders may appoint a successor Security Agent.

(c)                                        If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within thirty (30) days after the notice of resignation was given, the Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(d)                                       The retiring Security Agent (the “Retiring Security Agent”) shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)                                        The Security Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Security Property to that successor.

Upon the appointment of a successor, the Retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 24.17 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clauses 24 (The Security Agent), 15.4 (Obligors’ indemnity to the Security Agent) and 24.20 (Lenders’ indemnity to the Security Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(f)                                         The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

25.2                  Delegation

(a)                                       Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)                                       That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

25.3                  Additional Security Agents

(a)                                       The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Facility Agent of that appointment.

(b)                                       Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)                                        The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable Indirect Tax) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

26.                         APPLICATION OF PROCEEDS

26.1                  Order of Application

Subject to Clause 26.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 26, the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 26 (Application of Proceeds)), in the following order:

(a)                                       in discharging any sums owing to the Security Agent, any Receiver or any Delegate;

(b)                                       in payment of all costs and expenses incurred by the Facility Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement;

(c)                                        in payment to the Facility Agent for application in accordance with Clause 28.5 (Partial payments);

(d)                                       if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor; and

(e)                                        the balance, if any, in payment to the relevant Obligor.

26.2                  Prospective liabilities

Following enforcement of any of the Transaction Security the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 26.1 (Order of Application) in respect of:

(a)                                       any sum payable to the Security Agent, any Receiver or any Delegate; and

(b)                                       any part of the Secured Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

26.3                  Investment of proceeds

Prior to the application of the Recoveries in accordance with Clause 26.1 (Order of Application) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 26.

26.4                  Currency conversion

(a)                                       For the purpose of, or pending the discharge of, any of the Secured Liabilities, the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the Security’s Agent’s Spot Rate of Exchange.

(b)                                       The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

26.5                  Permitted Deductions

The Security Agent shall be entitled, in its discretion:

(a)                                       to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)                                       to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

26.6                  Good Discharge

(a)                                       Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)                                       The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) of this Clause 26.6 in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

27.                         SHARING AMONG THE FINANCE PARTIES

27.1                  Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                       the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)                                       the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                        the Recovering Finance Party shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2                  Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 28.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

27.3                  Recovering Finance Party’s rights

(a)                                       On a distribution by the Facility Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)                                       If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4                  Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                       each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                       as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

27.5                  Exceptions

(a)                                       This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                       A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10

ADMINISTRATION

28.                         PAYMENT MECHANICS

28.1                  Payments to the Facility Agent

(a)                                       On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                       Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

28.2                  Distributions by the Facility Agent

(a)                                       Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 27.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency.

(b)                                       The Facility Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Facility Agent as being so entitled on that date provided that the Facility Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 21 (Change to the Parties) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

28.3                  Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4                  Clawback

(a)                                       Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                       If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

28.5                  Partial payments

(a)                                       If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                           first, in or towards payment pro rata of any unpaid fees, costs and expenses of and other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)                                        secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in (i) above) or commission due but unpaid under this Agreement;

(iii)                                     thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                                    fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                       The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                        Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6                  No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7                  Business Days

(a)                                       Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                       During any extension of the due date for payment of any principal or Unpaid Sum under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8                  Currency of account

(a)                                       Subject to paragraphs (b) and (c) below, euros is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                       Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                        Any amount expressed to be payable in a currency other than euros shall be paid in that other currency.

29.                         SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.                         NOTICES

30.1                  Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2                  Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                       in the case of the Borrower and each Original Lender, that identified with its name below;

(b)                                       in the case of each Lender (other than the Original Lender) or any other Obligor (other than the Borrower), that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)                                        in the case of the Facility Agent and the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five (5) Business Days’ notice.

30.3                  Delivery

(a)                                       Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)                                           if by way of fax, only when received in legible form; or

(ii)                                        if by way of letter, only when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)                                       Any communication or document to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Facility Agent or the Security Agent shall specify for this purpose).

(c)                                        All notices from or to an Obligor shall be sent through the Facility Agent.

(d)                                       Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

30.4                  Electronic communication

(a)                                       Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(b)                                       Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(c)                                        Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

30.5                  English language

(a)                                       Any notice given under or in connection with any Finance Document must be in English.

(b)                                       All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.                         CALCULATIONS AND CERTIFICATES

31.1                  Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2                  Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3                  Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.                         PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.                         REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.                         AMENDMENTS AND WAIVERS

34.1                  Required consents

(a)                                       Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                                       The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34.

34.2                  Exceptions

(a)                                       An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)

an increase in the amount of any Commitment or an extension of the period of availability for utilisation of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(v)	any provision which expressly requires the consent of all the Lenders;

(vi)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 21 (Changes to the Parties) or this Clause 34;

(vii)	a release of any Security Document other than in accordance with the terms of the Finance Documents; or

(viii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

shall not be made without the prior consent of all the Lenders.

(b)                                       An amendment or waiver which relates to the rights or obligations of any Administrative Party may not be effected without the consent of such Administrative Party.

34.3                  Prior Agreements

The execution of this Agreement by the parties hereto supersedes the terms, conditions and obligations set out in the commitment letter dated May 2016 (as may be amended and supplemented) which was issued by Sino IC Leasing Co., Ltd. to, and counter-signed by, the Borrower.

35.                         COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

36.                         GOVERNING LAW

This Agreement is governed by the laws of Hong Kong.

37.                         ENFORCEMENT

37.1                  Jurisdiction of courts of Hong Kong

(a)                                       The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                       The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                        This Clause 37.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

37.2                  Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)                                       irrevocably appoints The Law Debenture Corporation (H.K.) Limited of 413, Hutchison House, 10 Harcourt Road, Central, Hong Kong, as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document; and

(b)                                       agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

The Borrower expressly agrees and consents to the provisions of this Clause 38.2.

37.3                  Waiver of immunities

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)                                       suit;

(b)                                       jurisdiction of any court;

(c)                                        relief by way of injunction or order for specific performance or recovery of property;

(d)                                       attachment of its assets (whether before or after judgment); and

(e)                                        execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL LENDER

Name of Original Lender	Commitment (€)
Xin Rong Leasing Limited	500,000,000

Total	500,000,000

SCHEDULE 2
CONDITIONS PRECEDENT

Part I

Conditions Precedent to Initial Utilisation Request

1.                                Obligors

(a)                                       A copy of the constitutional documents of each Obligor.  Where an Obligor is a German limited liability company (Gesellschaft mit beschränkter Haftung — “GmbH”), this shall include, without reservation:

(i)	a certified copy of the commercial register extract not older than ten (10) days;

(ii)	a simple copy of the commercial register as of the date of the initial Utilisation Request;

(iii)	a certified copy of its articles of association not older than seven (7 days); and

(iv)	the up-to-date list of its shareholders.

(b)                                       A copy of a resolution of the board of directors of each Obligor (other than the Personal Guarantor):

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                        A specimen of the signature of each person authorised by the resolution referred to in paragraph (b)0 above.

(d)                                       A copy of a resolution signed by all the holders of the issued shares in each Obligor (other than the Personal Guarantor and LuxCo), approving the terms of, and the transactions contemplated by, the Finance Documents to which that Obligor is a party.

(e)                                        A certificate of each Obligor (signed by a director) confirming that borrowing, guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or security or similar limit binding on it to be exceeded.

(f)                                         A certificate of each Obligor (signed by a director) certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(g)                                        A certificate of the Borrower (signed by a director) certifying that it is a special purpose vehicle only that does not have employees (Mitarbeiter) and that no supervisory board (Aufsichtsrat) or work council (Betriebsrat.) of the Borrower exists.

(h)                                       In respect of Luxco:

(i)	an excerpt from the Luxembourg Trade and Companies Register dated no earlier than one (1) Business Day before the date of this Agreement.

(ii)	a certificate as to the non-inscription of a judicial decision dated no earlier than one (1) Business Day before the date of this Agreement.

(iii)	a certificate of an authorised signatory of Luxco dated no earlier than the date of this Agreement certifying that, as at the date of the certificate:

(A)                               it is not subject to bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de faillite) proceedings, fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(B) no petition for the opening of such proceedings has been presented by it and to the best of its knowledge, no petition for the opening of such proceedings has been presented by any other person;

(C) no event has occurred or is likely to occur as a result of which it could be in a state of suspension of payments (cessation de paiements) or lose its creditworthiness (ébranlement de crédit); and

(D)                               no application has been made by it or, as far as it is aware, by any other person for the appointment of a commissaire, juge commissaire, liquidateur, curateur or similar officer pursuant to any insolvency or similar proceedings.

(i)                                           In respect of the Personal Guarantor, a certified true copy of his PRC passport and PRC identity card.

2.                                Finance Documents

Each of the following documents duly executed by all the parties thereto and any documents required pursuant thereto:

(a)                                       This Agreement.

(b)                                       The Security Documents.

(c)                                        A copy of all notices required to be sent, and acknowledgments thereto required to be delivered, under any Finance Document executed by the applicable parties as required by such Finance Document, including but not limited to:

(i)                                           in relation to the Target Share Pledge (German), a confirmation and acknowledgement issued by the account bank at which the Securities Account (German) is maintained, that it waives or subordinates vis-à-vis the Finance Parties, any pledges, liens, or other encumbrances it may have in respect of the Securities Account (German), including without limitation any such pledges, liens or other encumbrances under its general terms and conditions (Allgemeine Geschäftsbedingungen) of any kind;

(ii)                                        in relation to the Pledge Over Account (Borrower), a confirmation and acknowledgement issued by the account bank at which the Bank Accounts (Borrower) are maintained, that it waives or subordinates vis-à-vis the Finance Parties, any pledges, liens, or other encumbrances it may have in respect of the Bank Accounts (Borrower), including without limitation any such pledges, liens or other encumbrances under its general terms and conditions (Allgemeine Geschäftsbedingungen) of any kind;

(iii)                                     in relation to the Share Pledge (Luxco), a copy of the up-to-date register of shareholders of Luxco certified by one of the authorized signatories of Luxco showing (1) the ownership of the share in Luxco by the Parent, and (2) the first ranking pledge over the shares in Luxco in favour of the Security Agent created pursuant to the Share Pledge (Luxco); and

(iv)                                    in relation to the Pledge Over Account (Luxco), a signed notice of pledge to the account bank at which the Bank Account (Luxco)  is maintained and an acknowledgement from such account bank;

(d)                                       All share certificates, all transfers and share transfer forms or equivalent duly executed by the applicable Obligor in relation to the assets subject to or expressed to be subject to the Transaction Security under each of the Security Documents, and other documents of title and deliverables (including any directors’ resignation and authorisation letters, deed of undertaking and confirmation, deed of appointment and letter of instruction) required to be provided under any Security Document upon execution of such Security Document or otherwise prior to the delivery of the first Utilisation Request.

3.                                Legal opinions

(a)                                       A legal capacity opinion from Paul Hastings (Europe) LLP, legal advisor to the Borrower in Germany, addressed to the Administrative Parties and the Original Lender in respect of any Obligor incorporated under the laws of Germany, substantially in the form distributed to the Original Lender prior to the signing of this Agreement.

(b)                                       A legal capacity opinion from the legal advisor to the Borrower in Luxembourg addressed to the Administrative Parties and the Original Lender in respect of any Obligor incorporated under the laws of Luxembourg, substantially in the form distributed to the Original Lender prior to the signing of this Agreement.

(c)                                        An enforceability legal opinion in relation to Hong Kong law from Reed Smith Richards Butler addressed to the Administrative Parties and the Original Lender in relation to the Finance Documents governed by the laws of Hong Kong, substantially in the form distributed to the Original Lender prior to the signing of this Agreement.

(d)                                       An enforceability legal opinion in relation to German law from Reed Smith addressed to the Administrative Parties and the Original Lender in relation to the Finance Documents governed by the laws of Germany, substantially in the form distributed to the Original Lender prior to the signing of this Agreement.

(e)                                        An enforceability legal opinion in relation to Luxembourg law from MNKS addressed to the Administrative Parties and the Original Lender in relation to the Finance Documents governed by the laws of Luxembourg, substantially in the form distributed to the Original Lender prior to the signing of this Agreement.

4.                                Takeover Offer and Offer Documents

(a)                                       Evidence satisfactory to the Facility Agent that the offer conditions set out in clause 4.2 of the Offer Document have been satisfied or, to the extent any condition is legally permitted to be waived by the Borrower under the Offer Document, each such condition has been satisfactorily waived by the Borrower, in each case in accordance with the terms of the Offer Document.

(b)                                       A written confirmation from the Borrower (signed by a director) that the German authorities, in particular the German Federal Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht), has not objected to the Takeover Offer (including its consummation), or that it has not withdrawn any approval given by it in connection with Takeover Offer.

(c)                                        Evidence which the Facility Agent considers to be necessary or desirable confirming that the total number of Target Securities represented by Target Securities Holders who have accepted the Takeover Offer during  the Acceptance Period is not less than 56,472,898 shares.

(d)                                       A copy of the clearance certificate (Unbedenklichkeitsbescheinigung) of the German Federal Ministry of the Economics and Energy (Bundesministerium für Wirtschaft und Energie — “BMWi”), or evidence satisfactory to the Facility Agent that the period which the BMWi may prohibit the transaction pursuant to the Takeover Offer or issue orders in relation thereto under the German Foreign Trade Act (“AWG”) and German Foreign Trade Ordinance (“AWV”), has expired without any such action being taken.

(e)                                        A written confirmation from the Borrower (signed by a director) that no filings with anti-trust authorities nor any approvals of anti-trust authorities are required for the acquisition of the Target Securities.

(f)                                         A copy of the irrevocable written instructions given by the Borrower to the ADS Tender Agent to book and/or transfer into the Securities Account (German) all underlying Target Shares represented by all Target ADSs acquired or to be acquired by the Borrower pursuant to the Takeover Offer.

5.                                Other documents and evidence

(a)                                       Evidence that the Borrower Own Funds has been credited to the Bank Account (Borrower - Blocked).

(b)                                       Evidence that the amount of the Borrower Own Funds standing to the credit of the Bank Account (Borrower - Blocked) is equal to the Euros equivalent to RMB1,700,000,000 calculated at the exchange rate applied at the time when the

Parent remitted such amount from the PRC to Luxco into the Bank Account (Luxco).

(c)                                        A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(d)                                       Evidence that any process agent referred to and/or required to be appointed under any of the Finance Documents has confirmed it has accepted its appointment.

(e)                                        Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

Part II

Conditions Precedent to Utilisation

The Facility Agent shall have received the following evidence and documents (in each case, in form and satisfactory to it):

(a)                           in respect of the first Utilisation, a certificate issued by the Central Settlement Agent confirming:

(i)                             the total number of Target Securities (excluding Target ADSs) of which Target Securities Holders have accepted the Takeover Offer during the Acceptance Period, and the total Offer Consideration to be paid by the Borrower in respect of such Target Securities; and

(ii)                          the total number of Target ADSs of which Target Securities Holders have accepted the Takeover Offer during the Acceptance Period, and the total Offer Consideration to be paid by the Borrower in respect of such Target ADSs;

(b)                           in respect of the second Utilisation, a certificate issued by the Central Settlement Agent confirming:

(i)                               the total number of Target Securities of which Target Securities Holders who have accepted the Takeover Offer during the Additional Acceptance Period and the total Offer Consideration to be paid by the Borrower in respect of such Target Securities; and

(ii)                            the total number of Target ADSs of which Target Securities Holders have accepted the Takeover Offer during the Additional Acceptance Period, and the total Offer Consideration to be paid by the Borrower in respect of such Target ADSs.

(c)                            such other documents and evidence relating to any of the matters contemplated herein as the Facility Agent may reasonably require.

SCHEDULE 3
REQUESTS

Part I

Utilisation Request

From:       Grand Chip Investment GmbH

To:           Xin Rong Leasing Limited

Dated:

Dear Sirs

Grand Chip Investment GmbH— €500,000,000 Facility Agreement

dated [         ] 2016 (the “Facility Agreement”)

We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

The proceeds of this Loan should be credited to [account].

This Utilisation Request is irrevocable.

Yours faithfully

Authorised signatory for Grand Chip Investment GmbH

SCHEDULE 4
REPAYMENT SCHEDULE

Instalment No.	Repayment Date	Repayment Instalment* (euros)
1	3 months after the first Utilisation Date)	12,969,500
2	3 months thereafter	13,125,900
3	3 months thereafter	13,221,400
4	3 months thereafter	13,382,700
5	3 months thereafter	13,664,400
6	3 months thereafter	13,769,900
7	3 months thereafter	13,880,400
8	3 months thereafter	14,049,600
9	3 months thereafter	30,324,800
10	3 months thereafter	30,638,600
11	3 months thereafter	30,964,300
12	3 months thereafter	31,341,900
13	3 months thereafter	31,795,200
14	3 months thereafter	32,643,100
15	3 months thereafter	33,009,700
16	3 months thereafter	33,412,200
17	3 months thereafter	33,837,900
18	3 months thereafter	34,246,000
19	3 months thereafter	34,649,800
20	3 months thereafter	35,072,300
Total:		500,000,000

*Note: The amount of each Repayment Instalment set out in the table above is calculated based on the aggregate amount of the Loans drawn down at the end of the Availability Period being Euros 500,000,000.  In the event that the aggregate amount of the Loans drawn down at the end of the Availability Period is less than Euros 500,000,000, the amount of each Repayment Instalment in the table above shall be reduced rateably.

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To:	Xin Rong Leasing Limited as Facility Agent and as Security Agent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Grand Chip Investment GmbH — €500,000,000 Facility Agreement

dated [       ] 2016 (the “Facility Agreement”)

We refer to Clause 21.4 (Procedure for transfer) of the Facility Agreement.  This is a Transfer Certificate.  Terms used in the Facility Agreement shall have the same meaning in this Transfer Certificate.

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 21.4 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Facility Agreement as specified in the Schedule.

The proposed Transfer Date is [         ].

The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

The New Lender expressly acknowledges:

(a)                                           the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 21.3 (Limitation of responsibility of Existing Lenders); and

(b)                                           that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

The New Lender confirms that it is a “New Lender” within the meaning of Clause 21.1 (Assignments and transfers by the Lenders).

The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor.

This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

This Transfer Certificate is governed by the laws of Hong Kong.

This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is [a Qualifying Lender (other than a Treaty Lender)] / [a Treaty Lender] / [not a Qualifying Lender].

Note:            The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred, and other particulars

Commitment/participation(s) transferred

Drawn Loan(s) participation(s) amount(s):	[ ]

Available Commitment amount:	[ ]

Administration particulars:

New Lender’s receiving account:	[ ]

Address:	[ ]

Telephone:	[ ]

Facsimile:	[ ]

Attn/Ref:	[ ]

[the Existing Lender]	[the New Lender]

By:	By:

This Transfer Certificate is executed by the Facility Agent and the Transfer Date is confirmed as [           ].

[the Facility Agent]

By:

Note:        It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 6
FORM OF COMPLIANCE CERTIFICATE

To:                                  Xin Rong Leasing Limited as Facility Agent

From:                    Grand Chip Investment GmbH

Dated:

Dear Sirs

Grand Chip Investment GmbH — €500,000,000 Facility Agreement
dated [           ] 2016 (the “Facility Agreement”)

We refer to the Facility Agreement.  This is a Compliance Certificate.  Terms used in the Facility Agreement shall have the same meaning in this Compliance Certificate.

[We confirm that no Default is continuing.] ¬

Signed:
Director
of
Grand Chip Investment GmbH

[insert applicable certification language]**

¬ If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SIGNATURE PAGE

The Borrower

GRAND CHIP INVESTMENT GMBH

By:	[ILLEGIBLE]

Address:	Room 3214, 32/F, Grand Millennium Plaza, COSCO Tower, 183 Queen’s Road, Central, Hong Kong.

Telephone:	852-2306 0922

Fax:	852-2320 3408

Attention:	Ms. Jamie Chen

The Original Lender

XIN RONG LEASING LIMITED

By:	[ILLEGIBLE]

Address:	43th Floor, No.729 Yang Gao Road, Pudong New District Shanghai, 200127, PRC.

Telephone:	+86 21 6083 8586

Fax:	+86 21 6012 9888

Attention:	Mr. Eric JiuJu Feng

Facility Agent

XIN RONG LEASING LIMITED

By:	[ILLEGIBLE]

Address:	43th Floor, No.729 Yang Gao Road, Pudong New District Shanghai, 200127, PRC.

Telephone:	+86 21 6083 8586

Fax:	+86 21 6012 9888

Attention:	Mr. Eric JiuJu Feng

Security Agent

XIN RONG LEASING LIMITED

By:	[ILLEGIBLE]

Address:	43th Floor, No.729 Yang Gao Road, Pudong New District Shanghai, 200127, PRC.

Telephone:	+86 21 6083 8586

Fax:	+86 21 6012 9888

Attention:	Mr. Eric JiuJu Feng